UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule § 240.14a-12

BLINK CHARGING CO.

(Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLINK CHARGING CO.

605 Lincoln Road, 5th Floor

Miami Beach, Florida 33139

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 24, 2023

To the Stockholders of Blink Charging Co.

NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting (the “Annual Meeting”) of Stockholders of Blink Charging Co., a Nevada corporation (the “Company”), will be held on July 24, 2023, at 9:00 a.m., local time, at the Company’s executive offices located at 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139, for the following purposes:

1.	Elect seven directors to the Board of Directors of Blink Charging Co. (the “Board”) for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders, with the nominees for election being Ritsaart J.M. van Montfrans, Brendan S. Jones, Aviv Hillo, Mahidhar (Mahi) Reddy, Jack Levine, Kristina A. Peterson and Cedric L. Richmond.

2.	To approve an amendment to the Company’s 2018 Incentive Compensation Plan increasing the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares, to a new total of 7,000,000 shares.

3.	Ratify the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2023.

4.	Transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

The Board has fixed the close of business on May 31, 2023 as the record date for the determination of stockholders entitled to notice of, and to vote at, this Annual Meeting and any continuation, postponement or adjournment thereof. Whether or not you plan on attending the Annual Meeting, we encourage you to submit your proxy as soon as possible using one of three convenient methods (i) by accessing the Internet site described in the voting instruction form provided to you, (ii) by calling the toll-free number in the voting instruction form provided to you, or (iii) by signing, dating and returning any proxy card or instruction form provided to you.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Miami Beach, Florida

June 14, 2023

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You may vote in the following ways:

VOTE BY INTERNET www.proxyvote.com	VOTE BY PHONE – 1-800-690-6903	VOTE BY MAIL – envelope included

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.	Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.	Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

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PROXY STATEMENT SUMMARY

This summary contains highlights about the upcoming 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Blink Charging Co. (the “Company,” “Blink,” “we,” “us” or “our”). This summary does not contain all of the information that you should consider in advance of the meeting and we encourage you to read the entire Proxy Statement before voting.

2023 Annual Meeting of Stockholders

Date and Time:	July 24, 2023 at 9:00 a.m., local time

Location:	The Company’s executive offices located at 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139

Record Date:	May 31, 2023

Mail Date:	We intend to mail the proxy materials to our stockholders on or about June 14, 2023

Voting Matters and Board Recommendations

Proposal No.	Proposals	Recommendation of the Board
(1)	The election of seven directors to serve on our Board for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders.	FOR each Director Nominee

(2)	The approval of an amendment to the Company’s 2018 Incentive Compensation Plan (the “Plan”) increasing the number of shares of common stock reserved for issuance thereunder by 2,000,000 shares, to a new total of 7,000,000 shares.	FOR

(3)	The ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2023.	FOR

Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”), at the close of business on May 31, 2023 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were issued and outstanding approximately 62,193,449 shares of our Common Stock.

Each share of Common Stock entitles the holder thereof to one vote. This Proxy Statement is being mailed to stockholders on or about June 14, 2023.

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GENERAL INFORMATION

Our Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator, and provider of electric vehicle (“EV”) charging equipment and networked EV charging services. Blink offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. Blink’s principal line of products and services is its Blink EV charging networks (the “Blink Networks”) and Blink EV charging equipment, also known as electric vehicle supply equipment (“EVSE”) and other EV-related services. The Blink Networks provide property owners, managers, parking companies, and state and municipal entities (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability and fees. Blink, through its wholly owned subsidiary, Blink Mobility LLC (“Blink Mobility”), also operates an EV based ride-sharing business. Blink Mobility operates a car sharing program through its subsidiary, BlueLA Rideshare, LLC, in the City of Los Angeles which allows customers the ability to rent electric vehicles through a subscription service. In addition, Blink Mobility recently acquired Envoy Technologies, Inc., a software and mobility service company offering shared electric vehicles as an amenity for national real estate developers and owners.

Information Concerning Voting and Solicitation

The enclosed proxy is solicited on behalf of the Board of Directors of Blink Charging Co., a Nevada corporation, for use at our 2023 Annual Meeting of Stockholders, to be held on July 24, 2023, at 9:00 a.m., local time, or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and any business properly brought before the Annual Meeting. Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. The Annual Meeting will be held at the Company’s executive offices located at 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139.

Our proxy materials are available electronically at www.proxyvote.com. At this website, you will find a complete set of the proxy materials including the Proxy Statement, 2022 Annual Report and form proxy card. You are encouraged to access and review all of the information contained in the proxy materials before submitting a proxy or voting at the meeting.

Who Can Vote

The Board has set May 31, 2023 as the Record Date for the Annual Meeting. You are entitled to notice and to vote if you were a stockholder of record of our Common Stock as of the close of business on May 31, 2023. You are entitled to one vote on each proposal for each share of Common Stock you held on the Record Date. Your shares may be voted at the Annual Meeting only if you are present in person or your shares are represented by a valid proxy.

Difference between a Stockholder “of Record” and a “Street Name” Holder

If your shares are registered directly in your name, you are considered the stockholder of record with respect to those shares.

If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the stockholder of record with respect to those shares. However, you are still considered to be the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot submit a proxy or vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

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Shares Outstanding and Quorum

At the close of business on May 31, 2023, there were 62,193,449 shares of our Common Stock outstanding and entitled to vote at the Annual Meeting. The presence of holders of one-third, or 33.34%, of the outstanding shares of our Common Stock entitled to vote constitutes a quorum, which is required to hold and conduct business at the Annual Meeting. Shares are counted as present at the Annual Meeting if:

●	you are present in person at the Annual Meeting; or

●	your shares are represented by a properly authorized and submitted proxy (submitted by mail, by telephone or over the Internet).

If you are a record holder and you submit your proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Annual Meeting for the purpose of determining a quorum. If your shares are held in “street name,” your shares are counted as present for purposes of determining a quorum if your broker, bank, trust or other nominee submits a proxy covering your shares. Your broker, bank, trust or other nominee is entitled to submit a proxy covering your shares as to certain routine matters such as ratification of independent registered public accountants, even if you have not instructed your broker, bank, trust or other nominee on how to vote on those matters. Please see the subsection “If You Do Not Specify How You Want Your Shares Voted” below. In the absence of a quorum, the Annual Meeting may be adjourned to a day, time and place as determined by the chairman of the meeting.

Voting Your Shares

You may vote using any of the following methods:

✔	By Mail — Stockholders of record may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelopes. Blink stockholders who hold shares beneficially in street name may provide voting instructions by mail by completing, signing and dating the voting instruction forms provided by their brokers, banks or other nominees and mailing them in the accompanying pre-addressed envelopes.

✔	By Internet — Stockholders of record may submit proxies by following the Internet voting instructions on their proxy cards. Blink stockholders who hold shares beneficially in street name may provide voting instructions by accessing the website specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for Internet voting availability.

✔	By Telephone — Blink stockholders who hold shares beneficially in street name and live in the United States or Canada may provide voting instructions by telephone by calling the number specified on the voting instruction forms provided by their brokers, banks or nominees. Please check the voting instruction form for telephone voting availability.

✔	In Person at the Annual Meeting — Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, bank or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions by mail, telephone or Internet so that your vote will be counted if you later decide not to attend the Annual Meeting. The Internet and telephone voting facilities will close at 11:59 p.m., Eastern time (for stockholders of record), and 11:59 p.m., Eastern time (for shares held beneficially in street name), on July 23, 2023, the day before the Annual Meeting. Stockholders who submit a proxy by Internet or telephone need not return a proxy card or the form forwarded by your broker, bank, trust or other holder of record by mail.

Stockholders who have questions or need assistance in completing or submitting their proxy cards should contact our proxy solicitor, Campaign Management LLC, at (844) 394-4517 (call toll-free), (212) 632-8422 (call collect), or by sending an email to info@campaign-mgmt.com.

Changing Your Vote

As a stockholder of record, if you submit a proxy, you may revoke that proxy at any time before it is voted at the Annual Meeting. Stockholders of record may revoke a proxy prior to the Annual Meeting by (i) delivering a written notice of revocation to the attention of the Corporate Secretary at our executive offices located at 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139, (ii) duly submitting a later-dated proxy over the Internet, by telephone or by mail, or (iii) attending the Annual Meeting in person and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If your shares are held in the name of a broker, bank, trust or other nominee, you may change your voting instructions by following the instructions of your broker, bank, trust or other nominee.

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If You Receive More Than One Proxy Card or Notice

If you receive more than one set of proxy materials, it means you hold shares that are registered in more than one account. To ensure that all of your shares are voted, sign and return each proxy card or, if you submit a proxy by telephone or the Internet, submit one proxy for each proxy card you receive.

How Will Your Shares Be Voted

Stockholders of record as of the close of business on May 31, 2023 are entitled to one vote for each share of our Common Stock held on all matters to be voted upon at the Annual Meeting. All shares entitled to vote and represented by properly submitted proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxies.

If You Do Not Specify How You Want Your Shares Voted

As a stockholder of record, if you submit a signed proxy card or submit your proxy by telephone or Internet and do not specify how you want your shares voted, the person named in the proxy will vote your shares:

●	FOR the election of the seven nominees listed in this Proxy Statement to serve on our Board for a one-year term of office expiring at the 2024 Annual Meeting of Stockholders.

●	FOR the approval of an amendment to the Plan increasing the number of shares of Common Stock reserved for issuance thereunder by 2,000,000 shares, to a new total of 7,000,000 shares.

●	FOR the ratification of the appointment of Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2023.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner and the nominee does not have discretionary authority to vote the shares. If you hold your shares in street name and do not provide voting instructions to your broker or other nominee, your shares will be considered to be broker non-votes and will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote. Shares that constitute broker non-votes will be counted as present at the Annual Meeting for the purpose of determining a quorum but will not be considered entitled to vote on all the proposals in question. Brokers generally have discretionary authority to vote on the ratification of the appointment of Marcum LLP as our independent registered public accounting firm, which is considered a “routine” matter. Brokers, however, do not have discretionary authority to vote on the election of directors to serve on our Board nor the amendment to the Plan, which are considered “non-routine” under Nasdaq rules.

In their discretion, the proxy holders named in the proxy are authorized to vote on any other matters that may properly come before the Annual Meeting and at any continuation, postponement or adjournment thereof. The Board knows of no other items of business that will be presented for consideration at the Annual Meeting other than those described in this Proxy Statement. No stockholder proposal or nomination was received prior to the deadline set forth in our Bylaws and, accordingly, no such matters may be brought to a vote at the Annual Meeting.

Inspector of Election and Counting of Votes

All votes will be tabulated as required by Nevada law, the state of our incorporation, by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Shares held by persons attending the Annual Meeting but not voting, shares represented by proxies that reflect abstentions as to one or more proposals and broker non-votes will be counted as present for purposes of determining a quorum.

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Election of Directors. Vote by a plurality of the shares voting is required for the election of directors under Proposal 1. You may vote “FOR” all nominees, “WITHHOLD” your vote as to all nominees, or “FOR” all nominees except those specific nominees from whom you “WITHHOLD” your vote. There is no “AGAINST” option. The nominees receiving the most “FOR” votes will be elected. A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated. Broker non-votes will have no effect on the outcome of Proposal 1.

Amendment to Plan. The approval of the amendment to the Plan requires the affirmative vote of the majority of the votes cast on Proposal 2. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of Proposal 2. Broker non-votes will have no effect on the outcome of Proposal 2.

Ratification of the Independent Registered Accounting Firm. The ratification of the appointment of Marcum LLP requires the affirmative vote of the majority of the votes cast on Proposal 3. You may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN” from voting on Proposal 3, the abstention will have no effect on the outcome of Proposal 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 3.

Solicitation of Proxies

We will bear the entire cost of solicitation of proxies, including preparation, assembly and mailing of this Proxy Statement, the proxy, the Notice and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding shares of our Common Stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation materials to the beneficial owners. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by our directors, officers or staff members. No additional compensation will be paid to our directors, officers or staff members for such services. In addition, we have retained Campaign Management LLC to assist in the solicitation of proxies at a solicitation fee of up to $11,000, plus related reasonable out-of-pocket expenses.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours at our executive offices located at 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139 for ten days prior to the Annual Meeting and also at the Annual Meeting.

Annual Report

The Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as amended by the Company’s Form 10-K/A filed with the SEC on May 1, 2023 (our “Annual Report”), which contains the consolidated financial statements of the Company for the year ended December 31, 2022, accompanies this Proxy Statement, but is not a part of the Company’s soliciting materials.

Stockholders may obtain, without charge, a copy of our Annual Report filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to: Corporate Secretary, Blink Charging Co., 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139. Our Annual Report is also available online at the Company’s website at https://ir.blinkcharging.com/sec-filings/all-sec-filings. A list of exhibits is included in our Annual Report and exhibits are available from the Company upon the payment to the Company of the cost of furnishing them.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our executive officers, directors and holders of more than 10% of our Common Stock to file with the SEC initial reports of ownership and reports of changes in ownership of our Common Stock. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the copies of such forms received by us, or representations from certain reporting persons that no year-end Forms 5 were required for those persons, we believe that, during the year ended December 31, 2022, all filing requirements applicable to our executive officers, directors and greater than 10% beneficial owners were complied with, except for one late Form 4 filing by Mr. Hillo and one late Form 4 filing by Mr. Farkas, each due to administrative delays.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Board of Directors

Our business is managed under the direction of the Board of Directors (the “Board”). The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting the Company and to act on matters requiring Board approval. The Board also holds special meetings when an important matter requires Board action between scheduled meetings and also acts by unanimous written consent when necessary and appropriate. The Board met 17 times during the year ended December 31, 2022. In addition, the Board of Directors took action three times during 2022 by unanimous written consent in lieu of a meeting, as permitted by applicable law. During 2022, other than Carmen Perez-Carlton, each member of the Board attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and committees on which they served during the period for which such director was serving as a director. We, and the Board, expect all current directors to attend our annual meetings of stockholders barring unforeseen circumstances or irresolvable conflicts. We do not have a written policy on Board attendance at annual meetings of stockholders; however, we do schedule a Board meeting immediately after the annual meeting for which members attending receive compensation. All of the Board members attended last year’s annual meeting in person or by telephonic conference call.

The 2023 nominees to serve on the Board and each of its current committees are as follows:

Name	Age	Director Since	Principal Occupation	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Environmental, Social and Governance Committee	Government Affairs Committee
Ritsaart J.M. van Montfrans	51	2019	Chief Executive Officer of Incision Group	X	X (Chair)			X
Brendan S. Jones	59	2021	President and Chief Executive Officer of Blink					X
Aviv Hillo	58	N/A	General Counsel and Executive Vice President – M&A of Blink
Mahidhar (Mahi) Reddy	63	2022	Chief Executive Officer of SemaConnect, LLC, a Blink company
Jack Levine	72	2019	President of Jack Levine, PA	X (Chair)	X	X
Kristina A. Peterson	59	2023	Chief Executive Officer of Mayflower Partners
Cedric L. Richmond	49	2022	President of Richmond & Company, LLC				X	X (Chair)

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Board Leadership

We currently separate the roles of the Chairman and Chief Executive Officer. Our President and Chief Executive Officer sets the strategic direction for the Company, working with the Board, and provides day-to-day leadership, while our Chairman leads the Board in the performance of its duties and serves as the principal liaison between the directors and the President and Chief Executive Officer. The separation of the roles of Chairman and President and Chief Executive Officer allows our Chairman to focus on governance of our Board, Board meeting agenda planning, Board committee responsibilities, investor engagement and outreach on governance matters, and our President and Chief Executive Officer to focus his attention on our business and execution of our Company’s strategy. While the Board believes that this leadership structure is the most effective for the Company at this time, it continues to evaluate the composition of the Board to determine what leadership structure is most appropriate for the Company and its stockholders.

Four of our Board nominees are independent. In addition, all of the directors on each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Environmental, Social and Governance (“ESG”) Committee are independent directors and each of these committees is led by a committee chair. The Government Affairs Committee currently has two independent directors and one management director, which is led by a committee chair. The committee chairs set the agendas for their committees and report to the full Board on their work. As required by Nasdaq, our independent directors meet in executive sessions without management present as frequently as they deem appropriate, typically at the time of each regular in-person Board meeting. All of our independent directors are highly accomplished and experienced business people in their respective fields, who have demonstrated leadership in significant enterprises and are familiar with Board processes. Our independent directors bring experience, oversight and expertise from outside our company and industry, while our President and Chief Executive Officer bring company-specific experience and expertise.

Director Qualifications and Diversity

Our Nominating and Corporate Governance Committee is responsible for the review of corporate governance, identifying and reviewing the composition of and evaluate the performance of the Board; recommend persons for election to the Board and evaluate director compensation; review the composition of committees of the Board and recommend persons to be members of such committees; review and maintain compliance of committee membership with applicable regulatory requirements; and review conflicts of interest of members of the Board and corporate officers. The committee may use outside consultants to assist in identifying candidates and will also consider advice and recommendations from stockholders, management, and others as it deems appropriate.

When evaluating director nominees, our directors consider the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like;

●	business experience, diversity and personal skills in technology, finance and financial reporting, marketing and international business; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

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The matrix below provides certain highlights of the composition of our Board members based on self-identification. Each term used in the matrix below has the meaning given to it in Nasdaq Listing Rule 5605(f).

Board Diversity Matrix (As of June 12, 2023)
Board Size
Total Number of Directors	9
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	1	8	-	-
Demographic Background
African American or Black	-	1	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	1	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	6	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographic Background	-

Board Committees and Charters

The Board has five standing committees - Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, ESG Committee and the Government Affairs Committee. The Board maintains charters for each of these standing committees. To view the charters of our standing Board committees, please visit our website at https://ir.blinkcharging.com/corporate-governance/governance-documents.

Audit Committee

Our Audit Committee is currently comprised of Jack Levine (chair), Kenneth R. Marks and Ritsaart J.M. van Montfrans. Our Board has determined that each of the directors serving on the Audit Committee meets the requirements for financial literacy under applicable rules and regulations of the SEC and Nasdaq. In addition, our Board has determined that Mr. Levine meets the requirements of a financial expert as defined under the applicable rules and regulations of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. Our Board has considered the independence and other characteristics of each existing member and each proposed member of our Audit Committee, and our Board believes that each member meets the independence and other requirements of Nasdaq and the SEC. Our Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. Mr. Marks will not be standing for reelection at this Annual Meeting. Kristina A. Peterson is expected to replace Mr. Marks on the Audit Committee following the Annual Meeting.

Our Audit Committee, among other things, is responsible for:

●	selecting and hiring the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	approving audit and non-audit services and fees;

●	reviewing financial statements and discussing with management and the independent registered public accounting firm our annual audited and quarterly financial statements, the results of the independent audit and the quarterly reviews, and the reports and certifications regarding internal controls over financial reporting and disclosure controls;

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●	preparing the Audit Committee report that the SEC requires to be included in our annual proxy statement;

●	reviewing reports and communications from the independent registered public accounting firm;

●	reviewing earnings press releases and earnings guidance;

●	reviewing the adequacy and effectiveness of our internal controls and disclosure controls and procedures;

●	reviewing our policies on risk assessment and risk management;

●	reviewing related party transactions;

●	establishing and overseeing procedures for the receipt, retention and treatment of accounting related complaints and the confidential submission by our employees of concerns regarding questionable accounting or auditing matters; and

●	reviewing and monitoring actual and potential conflicts of interest.

During 2022, the Audit Committee met six times.

Compensation Committee

Our Compensation Committee is currently comprised of Ritsaart J.M. van Montfrans (chair), Louis R. Buffalino and Jack Levine. Our Board has considered the independence and other characteristics of each current and anticipated member of our Compensation Committee. Our Board believes that each member of our Compensation Committee meets the requirements for independence under the current requirements of Nasdaq, is a nonemployee director as defined by Rule 16b-3 promulgated under the Exchange Act, and is an outside director as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. Mr. Buffalino will not be standing for reelection at this Annual Meeting. Cedric L. Richmond is expected to replace Mr. Buffalino on the Compensation Committee following the Annual Meeting.

Our Compensation Committee is, among other things, responsible for:

●	reviewing, approving and determining, or making recommendations to our Board regarding, the compensation of our executive officers, including our Chief Executive Officer and other executive officers;

●	administering our incentive compensation plans and programs;

●	reviewing and discussing with our management our SEC disclosures; and

●	overseeing our submissions to stockholders on executive compensation matters.

During 2022, the Compensation Committee met 31 times.

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Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee is currently comprised of Louis R. Buffalino (chair) and Jack Levine. Our Nominating and Corporate Governance Committee operates under a written charter. Under our policy, the independent directors of our Board nominate our directors. We also consider any nominations of director candidates validly made by our stockholders. When evaluating director nominees, our directors consider the following factors:

●	the current size and composition of the Board and the needs of the Board and the respective committees of the Board;

●	such factors as character, integrity, judgment, diversity of experience, independence, area of expertise, corporate experience, length of service, potential conflicts of interest, other commitments and the like;

●	business experience, diversity and personal skills in technology, finance and financial reporting, marketing and international business; and

●	other factors that the directors may consider appropriate.

Our goal is to assemble a Board that brings together a variety of skills derived from high quality business and professional experience.

During 2022, the Nominating and Corporate Governance Committee met three times separately and in conjunction with several meetings of the Board of Directors due to the small size of the Board and the committee’s limited activities.

While we do not have a formal diversity policy for Board membership, the Board does seek to ensure that its membership consists of sufficiently diverse backgrounds, meaning a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. In considering candidates for the Board, the independent directors consider, among other factors, diversity with respect to viewpoints, skills, experience and other demographics.

Each of our directors is a member of the National Association of Corporate Directors, an independent non-profit membership organization of corporate board members that provides governance guidelines to assist directors in discharging their responsibilities and ensuring their commitment to the highest standards of corporate conduct, and the Association of Audit Committee Members Inc., a non-profit association of audit committee members dedicated to strengthening the audit committee by developing national best practices for corporate governance, corporate compliance and internal whistleblower policies.

Mr. Buffalino will not be standing for reelection at this Annual Meeting. Following the Annual Meeting we expect to combine the Nominating and Corporate Governance Committee and the ESG Committee (noted below) into one committee named the Nominating and ESG Committee, which we expect to be comprised of Kristina A. Peterson (as chair), Cedric L. Richmond and Jack Levine.

Environmental, Social and Governance Committee

In April 2021, our Board established an Environmental, Social and Governance Committee, which began as a separate standing committee of the Board in July 2021. The principal responsibilities and duties of this committee are to (i) review and discuss with management the Company’s strategy and policies concerning ESG matters including: environmental, health and safety, corporate social responsibility, sustainability, philanthropy, diversity, equity and inclusion, community issues and other public policy matters relevant to the Company, (ii) oversee the Company’s policies, practices, performance and reporting standards with respect to ESG matters, and (iii) report to the Board current and emerging topics relating to ESG matters that may affect the business, operations, performance or public image of the Company or are pertinent to us and our stakeholders. Additional information regarding the functions to be performed by the ESG Committee is set forth in the ESG Committee Charter.

The ESG Committee is currently comprised of Kenneth R. Marks (chair), Louis R. Buffalino and Cedric L. Richmond. The committee may include one management director. Mr. Marks and Mr. Buffalino will not be standing for reelection at this Annual Meeting.

During 2022, the ESG Committee met three times.

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Government Affairs Committee

In January 2023, our Board established a Government Affairs Committee, which began as a separate standing committee of the Board on January 31, 2023. The principal responsibilities and duties of this committee are to (i) to provide oversight and guidance to management with respect to the Company’s government affairs strategy and initiatives, (ii) to ensure that the Company’s government affairs activity reflects an honest and open communication with government and community decision-makers, (iii) to inform the Board in a timely manner of significant government affairs issues and proceedings that could have an effect on the Company and (iv) to brief the Board at least quarterly regarding the Company’s performance of its government affairs activity. Additional information regarding the functions to be performed by the Government Affairs Committee is set forth in the Government Affairs Committee Charter.

The Government Affairs Committee is currently comprised of Cedric L. Richmond (chair), Ritsaart J.M. van Montfrans and Brendan S. Jones. The committee includes one management director.

Board Role in Risk Oversight

Risk assessment and oversight are integral parts of our governance and management processes. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight.

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of the Company’s objectives, including the strategic objective to improve long-term financial and operational performance and enhance stockholder value. Our Board believes that a fundamental part of risk management is understanding the risks that we face, monitoring these risks and adopting appropriate control and mitigation of these risks.

The Board discusses risks with our senior management on a regular basis, including as a part of its strategic planning process, annual budget review and approval, and thorough reviews of compliance issues in the appropriate committees of our Board. While the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board are structured to oversee specific risks, as follows:

Committee	Primary Risk Oversight Responsibility
Audit Committee	Oversees financial risk, including capital risk, financial compliance risk, internal controls over financial reporting and reporting of violations involving financial risk, internal controls and other non-compliance with our Code of Business Conduct and Ethics.

Compensation Committee	Oversees our compensation policies and practices to ensure compensation appropriately incentivizes and retains management and determines whether such policies and practices balance risk-taking and reward in an appropriate manner.

Nominating and Corporate Governance Committee	Oversees the assessment of each Board member’s independence to avoid conflict, determine the effectiveness of the Board and committees, and maintain good governance practices through our corporate governance guidelines and Code of Business Conduct and Ethics.

Environmental, Social and Governance Committee	Oversees our policies and practices, and reviews our reporting standards, with respect to complying with evolving ESG matters and disclosures.

Government Affairs Committee	Oversees our policies and practices with respect to our government affairs strategy and initiatives.

The Board also considers our internal control structure which, among other things, limits the number of persons authorized to execute material agreements, requires approval of our Board for matters outside of the ordinary course and includes our whistleblower policy. This policy establishes procedures for the submission by our employees and consultants, on a confidential and anonymous basis, of complaints and concerns regarding our financial statement disclosures, accounting practices, internal controls or auditing matters, or possible violations of the federal securities laws or the rules or regulations promulgated thereunder. Complaints submitted through this policy are promptly routed to the chair of our Audit Committee.

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Code of Business Conduct and Ethics

We adopted a Code of Business Conduct and Ethics in December 2013. Our Code of Business Conduct and Ethics applies to all our employees, officers and directors, including our principal executive and senior financial officers. A copy of our Code of Business Conduct and Ethics is posted on our website at www.blinkcharging.com. We intend to disclose future amendments to certain provisions of our Code of Conduct and Business Ethics, or waivers of these provisions with respect to executive officers on our website or in our public filings with the SEC. There were no waivers of the Code of Business Conduct and Ethics in 2022. A copy of our Code of Business Conduct and Ethics will be provided without charge to any person submitting a written request to the attention of the President and Chief Executive Officer at our principal executive office.

Responsible Business Alliance Code of Conduct for Suppliers

In April 2023, we adopted the Responsible Business Alliance (“RBA”) Code of Conduct for Suppliers. Since adopting the RBA Code of Conduct, we have started to integrate its elements into our processes, including auditing strategic suppliers and conducting internal assessments to confirm that we are addressing all aspects of responsible supply chain management. All of our manufacturing suppliers are expected to comply with the RBA Code of Conduct and associated Blink policies.

We expect our suppliers to maintain progressive employment, environmental, health, safety and ethical practices that meet or exceed applicable laws and the RBA Code of Conduct. We seek to promote human rights throughout our supply chain and expect our suppliers to respect human rights whenever they provide products or services for us.

Director Independence

At least annually, the Nominating and Corporate Governance Committee reviews the independence of each non-employee director and makes recommendations to the Board and the Board affirmatively determines whether each director qualifies as independent. No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a stockholder or officer of an organization that has a relationship with the Company). In addition, in affirmatively determining the independence of any director who will serve on the Compensation Committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent of management in connection with the duties of a Compensation Committee member. Each director must keep the Nominating and Corporate Governance Committee fully and promptly informed as to any development affecting a director’s independence.

Our shares of Common Stock are listed for trading on The Nasdaq Capital Market. Under the rules of Nasdaq, “independent” directors must make up a majority of a listed company’s board of directors. In addition, applicable Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit and compensation committees be independent within the meaning of the applicable Nasdaq rules. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act.

The Board has determined that each of our non-employee directors that served during 2022 (Messrs. Buffalino, Levine, Marks, van Montfrans and Richmond, and Ms. Perez-Carlton) were independent under the listing standards of Nasdaq and the requirements of the SEC. Messrs. Farkas, Jones and Reddy were not independent based on their service as employees of our company. In making its independence determinations, the Board reviewed direct and indirect transactions and relationships between each director, or any member of his or her immediate family, and us or one of our subsidiaries or affiliates based on information provided by the director, our records and publicly available information. None of our directors directly or indirectly provides any professional or consulting services to us.

As a result, a majority of our directors are independent, as required under applicable Nasdaq rules. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

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Communication with the Board

Our Annual Meeting of Stockholders provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, any interested party may communicate in writing with any particular director, including our Chairman, any committee of the Board, or the directors as a group, by sending such written communication to our Corporate Secretary at our executive offices located at Blink Charging Co., 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of our Corporate Secretary, to be inappropriate for submission to the intended recipient(s). The Corporate Secretary or his designee may analyze and prepare a response to the information contained in communications received and may deliver a copy of the communication to other Company staff members or agents who are responsible for analyzing or responding to complaints or requests. Communications concerning potential director nominees submitted by any of our stockholders will be forwarded to the chair of the Nominating and Corporate Governance Committee.

Related Person Transaction Policy

Our policy with regard to related party transactions is for the Board as a whole to approve any material transactions involving our directors, executive officers or holders of more than five percent (5%) of our outstanding shares of Common Stock.

Certain Relationships and Related Transactions

In addition to the compensation arrangements, including employment, termination of employment and change in control arrangements, discussed in the section titled “Executive Compensation,” the following is a description of each transaction since January 1, 2022 and each currently proposed transaction in which:

●	we have been or are to be a participant;

●	the amount involved exceeds $120,000; and

●	any related person had or will have a direct or indirect material interest.

Certain persons who provide services to us, including Michael D. Farkas, one of our directors, and Aviv Hillo, our General Counsel and Executive Vice President – M&A, also provide services and/or serve as officers or directors of Balance Labs, Inc., a consulting firm controlled by Mr. Farkas that provides business development and consulting services to startup development-stage businesses.

Hedging and Pledging Policies

Blink maintains a policy on insider trading and compliance that prohibits our directors, officers and employees from directly or indirectly purchasing or using financial instruments designed to hedge or offset any decrease in the market value of Blink securities that they own. In addition, under such policy, Blink directors, officers and employees are prohibited from pledging Blink securities as collateral.

Director and Executive Officer Indemnification Agreements

Nevada corporation law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our Bylaws include provisions that require the company to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our Articles of Incorporation do not contain any limiting language regarding director immunity from liability.

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We have entered or intend to enter into separate indemnification agreements with all of our directors and executive officers, in addition to indemnification provided for in our Bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for certain expenses, judgments, fines and settlement amounts, among others, incurred by such person in any action or proceeding arising out of such person’s services as a director or executive officer in any capacity. We believe that these provisions in our Bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and executive officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Corporate Governance Materials Available on the Blink Website

Our corporate governance principles are intended to provide a set of flexible guidelines for the effective functioning of the Board and are reviewed regularly and revised as necessary or appropriate in response to changing regulatory requirements, evolving best practices and other considerations. Many of these principles and policies relating to corporate governance at Blink are available on the governance section of our website, https://ir.blinkcharging.com/corporate-governance/governance-documents, including:

●	Audit Committee Charter

●	Compensation Committee Charter

●	Nominating and Corporate Governance Committee Charter

●	Environmental, Social and Governance Committee Charter

●	Government Affairs Committee Charter

●	Code of Business Conduct and Ethics

You may obtain copies of these materials, free of charge, by sending a written request to: Corporate Secretary, Blink Charging Co., 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139. Please specify which documents you would like to receive.

Non-Director Executive Officers

Our non-director executive officers are listed below. For biographical information about Messrs. Jones, Reddy and Hillo, please refer to the Company’s Board nominees under Proposal 1 of this Proxy Statement.

Name, Age and Principal Occupations

Michael P. Rama, 57, has served as our Chief Financial Officer since February 2020. Mr. Rama had previously acted as an independent financial consultant (not associated with Blink) from July 2019 until he joined us on February 10, 2020. Mr. Rama served as the Vice President and Chief Financial Officer of NV5 Global, Inc. from September 2011 to June 2019.

Harjinder Bhade, 59, has served as our Chief Technology Officer since May 2021. Mr. Bhade previously served as Chief Technology Officer and Senior Vice President of Engineering at ENGIE North America Inc. from October 2014 to May 2021.

Mark Pastrone, 58, has served as our Chief Operating Officer since November 2022. In June 2022, Mr. Pastrone joined Blink as part of our acquisition of SemaConnect, Inc., where Mr. Pastrone served as the Chief Operating Officer and held other executive level positions since October 2011. From June 2022 to November 2022, Mr. Pastrone served as the Chief Operating Officer of our subsidiary, SemaConnect LLC.

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EXECUTIVE COMPENSATION DISCUSSION

Compensation Discussion and Analysis

Our Company

Blink Charging Co., through its wholly-owned subsidiaries, is a leading owner, operator, and provider of EV charging equipment and networked EV charging services. Blink offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. Blink’s principal line of products and services is its Blink Networks and Blink EV charging equipment, also known as EVSE and other EV-related services. The Blink Networks provide Property Partners with cloud-based services that enable the remote monitoring and management of EV charging stations. The Blink Networks also provide EV drivers with vital station information, including station location, availability and fees. Blink, through its wholly owned subsidiary Blink Mobility, also operates an EV based ride-sharing business. Blink Mobility operates a car sharing program through its subsidiary, BlueLA Rideshare, LLC, in the City of Los Angeles which allows customers the ability to rent electric vehicles through a subscription service. In addition, Blink Mobility recently acquired Envoy Technologies, Inc., a software and mobility service company offering shared electric vehicles as an amenity for national real estate developers and owners.

Our Named Executive Officers

We refer to our Chief Executive Officer, the Chief Financial Officer, and our three most highly compensated executive officers who were serving as executive officers at the end of our latest fiscal year as our Named Executive Officers (“NEOs”). In 2022, our NEOs and their roles during 2022 were as follows:

Named Executive Officer	Age	Role
Michael D. Farkas	51	Executive Chairman and Chief Executive Officer
Brendan S. Jones	59	President, Chief Operating Officer and Director
Michael P. Rama	57	Chief Financial Officer
Aviv Hillo	58	General Counsel and Executive Vice President – M&A
Harjinder Bhade	59	Chief Technology Officer

Leadership Transition

On May 1, 2023, Michael D. Farkas resigned from the position of Chief Executive Officer of the Company. Mr. Farkas will serve out his term as a non-executive director, which will expire on the date of the Annual Meeting. Mr. Farkas will not stand for reelection to the Board at this Annual Meeting. Effective May 1, 2023, Brendan S. Jones was promoted to Chief Executive Officer of the Company, to serve as President and Chief Executive Officer of the Company. In connection with his promotion, Mr. Jones entered into a new employment agreement, details of which are described in the section titled “Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements.

Executive Summary

Fiscal year 2022 was a pivotal year for us. We underwent two transformative acquisitions with Electric Blue Limited (“Electric Blue”) and SemaConnect, Inc (“SemaConnect”). The SemaConnect acquisition, in particular, significantly expanded our product footprint and allowed us to offer complete vertical integration from research and development to charger operations. Similarly, we increased our global presence with the Electric Blue acquisition.

These acquisitions, along with focused execution of our strategy, led to several financial and operational achievements, including the following:

1.	91% sales increase versus prior year;
2.	186% increase in revenue versus prior year;
3.	exceeded analyst revenue expectation in every quarter of 2022;
4.	initiated synergy and cost reductions activities in all business units;
5.	launched the Blink 2.0 network;
6.	launched the new Blink Mobile App;
7.	launched the EQ200, MQ 200, Series 09 DCFC, and Series 4 home units; and
8.	extended our business into nine additional countries.

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As our business continues to evolve and grow, so too does our pay program. We made a number of changes to the executive compensation arrangements to align more closely with market and investor expectations. We also remain committed to a pay-for-performance philosophy as evident in our short- and long-term incentive programs. In 2022, for example, our short-term incentive program was tied to multiple factors driving revenue growth, sales, M&A, a capital raise, and customer satisfaction. Achievement against these goals led to a cash payment at 109.1% of target.

Consideration of Advisory Votes to Approve the Compensation of our Named Executive Officers

At the Company’s 2022 Annual Meeting of Stockholders held on July 11, 2022, approximately 70% of the votes cast were in support of our say-on-pay agenda item. While this level of support signals broad support for our compensation program and decisions, members of the Compensation Committee were dissatisfied with this outcome. As a result, the Committee undertook an engagement effort to solicit stockholders’ views on executive compensation and corporate governance in order to better understand the 2022 say-on-pay vote result.

In late 2022 and early 2023, Blink representatives requested meetings with stockholders holding approximately 64% of the shares outstanding. Of this group, meetings were held with investors holding approximately 19% of the shares outstanding. The chair of the Compensation Committee along with a member of the investor relations team attended all meetings.

The stockholder comments varied significantly. Most investors were supportive of recent compensation decisions, but also made it clear that they expect robust proxy disclosure and properly crafted incentive programs to align pay and performance. There was no specific critique of the CEO’s special performance option grant made in 2021. However, stockholders were concerned that the proxy statement provided limited rationale for the grant.

The Compensation Committee acknowledges that additional information would have been helpful for investors when reviewing compensation actions during 2021. In making the 2021 special option grant to Mr. Farkas, a principal objective of the Company’s short-term plan was to improve financial results and, in turn, raise the share price. Given this, the Compensation Committee’s special option grant was intended to reward the chief executive for pursuing the Board’s ambitious stock price goals. Mr. Farkas’ special grant was made with an exercise price of $37.40 but may only vest if the Company’s stock price achieves a 20-day average of $90 during the four-year term of the option. The grant date value of this special option grant was approximately $13.5 million. While the magnitude of this grant is greater than the Company’s standard annual equity awards, the Compensation Committee believed the amount to be reasonable and provided a commensurate reward for the expected accomplishment.

The Compensation Committee understands the informational needs of investors and commits to improving Compensation Discussion and Analysis disclosure. Additionally, the outreach efforts and the valuable feedback we received led the Compensation Committee to modify certain aspects of our go-forward compensation program, including the following:

●	The Compensation Committee commits to no longer entering into employment agreements with pre-set increases to base salary.
●	Tax gross-ups on vested equity will no longer be paid for awards vesting in 2024 or after.
●	The Compensation Discussion and Analysis will include detailed information related to the short-term incentive program targets and outcomes.
●	The Compensation Committee commits to refrain from the use of special grants for a period of three years beginning in 2023.
●	We are implementing stock ownership guidelines.

In addition to these modifications, the Compensation Committee, prior to investor engagement, implemented a formal short-term incentive program relying on pre-established performance goals. This change, along with the several others noted above, demonstrates the Compensation Committee’s commitment to good governance practices and aligning executive compensation to performance. The Compensation Committee will continue to review the compensation program and make improvements over time.

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Compensation Philosophy

The primary goals of our Board with respect to executive compensation are to attract and retain talented and dedicated executives, to tie annual and long-term cash and stock incentives to the achievement of specified performance objectives, and to create incentives resulting in increased stockholder value. To achieve these goals, our Compensation Committee recommends to our Board executive compensation packages, generally comprising a mix of salary, discretionary bonus and equity awards. Although we have not adopted any formal guidelines for allocating total compensation between equity compensation and cash compensation, we have implemented and maintain compensation plans that tie a substantial portion of our executives’ overall compensation to the achievement of corporate goals.

Role of Compensation Consultant

The Compensation Committee has the power to engage independent advisors to assist it in carrying out its responsibilities.

The Compensation Committee continued to engage Korn Ferry, an internationally-recognized compensation consulting firm, as its compensation consultant in 2022. Korn Ferry reviewed and advised the Compensation Committee on our compensation practices. The Compensation Committee assessed the independence of Korn Ferry pursuant to SEC rules and concluded that the work of Korn Ferry has not raised any conflict of interest.

The Compensation Committee reviewed widely-used survey data to benchmark our compensation arrangements. The Compensation Committee used broad survey data, in part, because there was a lack of direct data on publicly traded electric vehicle charging station companies as a peer group. Additionally, the Compensation Committee chose this approach as the large size of the survey reduced the dependence of the results on any one industry that could otherwise skew the survey results in any particular year.

Using this approach, Korn Ferry compared positions of similar scope and complexity with the data contained in the surveys. Korn Ferry then provided a salary range for each executive level. The Compensation Committee typically sets target compensation levels for executives in the 50th to 75th percentile range (except Mr. Farkas whose compensation was at a higher percentile level for reasons mentioned below) as it believes the use of this range (i) helps ensure our compensation program provides sufficient compensation to attract and retain talented executives and (ii) maintains internal pay equity, without overcompensating our employees. Each executive’s target compensation level for this purpose is based on the sum of his base salary, annual cash bonus and annual equity award but excludes one-time equity/option awards.

The Compensation Committee reviews pay practices at companies of similar size and industry. The current peer group data are used to evaluate the compensation arrangements for our named executive officers (other than the Chief Executive Officer) and directors. With respect to Korn Ferry’s assessment, the comparable group of companies consisted of the following companies, determined to: (i) focus on the same industry or adjacent industry as us, (ii) generally have similar revenues as us, (iii) generally have similar market capitalization as us, (iv) generally have similar operating income as us, and (v) generally have the same number of employees as us:

Allego N.V., Beam Global, ChargePoint Holdings, EVgo, Inc., Nuvve Holding Corp., Tritium DCFC Limited, Volta Inc. and Wallbox N.V.

It is expected that Korn Ferry’s assessment using both survey data and peer group analyses will continue to be considered in setting compensation and in renewing the terms of employment agreements with several of our executive officers.

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Elements of Compensation

We evaluate individual executive performance with a goal of setting compensation at levels our Board or any applicable committee believes are comparable with executives in other companies of similar size and stage of development while taking into account our relative performance and our own strategic goals. The compensation received by our named executive officers consists of the following elements:

Base Salary

Base salaries for our executives are established based on the scope of their responsibilities and individual experience, taking into account competitive market compensation paid by other companies for similar positions within our industry.

Named Executive Officer During Fiscal Year 2022	Target Base Salary During Fiscal Year 2022
Michael D. Farkas	$850,000
Brendan S. Jones	$475,000
Michael P. Rama	$390,000
Aviv Hillo	$362,917
Harjinder Bhade	$400,000

The Compensation Committee considers compensation data from the peer companies to the extent the executive positions at these companies are considered comparable to our positions and informative of the competitive environment. Compensation data for our peer group were collected from available proxy-disclosed data. This information was gathered and analyzed for the 25th, 50th and 75th percentiles (or alternatively using low, medium and high categories) for annual base salary, short-term incentive pay elements and long-term incentive pay elements.

Variable Pay

We design our variable pay programs to be both affordable and competitive in relation to the market. We monitor the market and adjust our variable pay programs as needed. Our variable pay programs, such as our Bonus Program (as defined below), are designed to motivate employees to achieve overall goals. Our programs are designed to avoid entitlements, to align actual payouts with the actual results achieved, and to be easy to understand and administer.

Bonus Program

The Compensation Committee administers a cash-based incentive program (the “Bonus Program”) to reward executives for the achievement of short-term financial and operational goals, which are established by the Compensation Committee. Each executive officer has a target bonus opportunity set for each performance period under the Bonus Program. Our Compensation Committee took into account market data, relative levels of responsibility across the Company, and other relevant factors in order to set the target awards for each NEO. For fiscal year 2022, the NEOs had the following payment targets under the Bonus Program:

Named Executive Officer	Target Award as a Percentage of Base Salary	Target Award
Michael D. Farkas	200%	$1,700,000
Brendan S. Jones	60%	$285,000
Michael P. Rama	50%	$195,000
Aviv Hillo	50%	$181,458
Harjinder Bhade	50%	$200,000

The award payable to each NEO was primarily based on actual achievement against performance goals established by the Compensation Committee. For each metric, the Compensation Committee set a target level of achievement and the initial award amount may be adjusted based on performance above or below the target level. In addition, the Compensation Committee may take into account other factors, such as individual performance when arriving at the final award amount.

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The targets and outcomes of the Bonus Program are described below.

Metric	Weighting	Target	Achievement	Percent Achievement	Percentage of Bonus Payout
Capital Raise	20%	$100 Million in Debt or Equity	$250 million (ATM program)	100%	20%
Sales	30%	21,150 units sold or contracted	21,266 units sold	100.5%	30.14%
Customer Satisfaction	5%	8.5 measured by PlugShare	7.5	0%	0%
Revenue	25%	$39 million	$60.8 million	155.8%	38.95%
M&A	20%	2 acquisitions or joint ventures	Acquisition of SemaConnect and Electric Blue	100%	20%
Total					109.09%

The corporate performance goals will be measured at the end of each performance period after our financial reports have been published or such other appropriate time as our Compensation Committee determines. If the corporate performance goals and individual performance objectives are met, payments will be made as soon as practicable following the end of each performance period. In general, an executive officer must be employed by us on the bonus payment date to be eligible to receive a bonus payment. The Bonus Program also permits our Compensation Committee to approve additional bonuses to executive officers in its sole discretion, which are described below.

Based on review of performance against established goals as well as consideration of individual performance, the Compensation Committee determined the following payouts for our NEOs:

Named Executive Officer	Target Award	Actual Payment
Michael D. Farkas	$1,700,000	$1,700,000
Brendan S. Jones	$285,000	$310,650
Michael P. Rama	$195,000	$212,550
Aviv Hillo	$181,458	$197,790
Harjinder Bhade	$200,000	$218,000

In accordance with Mr. Farkas’ employment agreement, Mr. Farkas was awarded the target cash award based on overall accomplishment of performance goals at or above target levels. The other NEOs were eligible for awards based on the percentage of goal achievement.

Equity-Based Incentives

Salaries and bonuses are intended to compensate our executive officers for short-term performance. We also have adopted an equity incentive program intended to reward longer-term performance and to help align the interests of our named executive officers with those of our stockholders. We believe that long-term performance is achieved through an ownership culture that rewards performance by our named executive officers through the use of equity incentives. Our equity incentive plan has been established to provide our employees, including our named executive officers, with incentives to help align those employees’ interests with the interests of our stockholders.

Future equity awards that we make to our named executive officers will be driven by our sustained performance over time, our named executive officers’ ability to impact our results that drive stockholder value, their level of responsibility, their potential to fill roles of increasing responsibility, and competitive equity award levels for similar positions in comparable companies. Equity forms a key part of the overall compensation for each executive officer and is evaluated each year as part of the annual performance review process and incentive payout calculation.

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Annual Equity Awards

When determining annual equity awards, the Compensation Committee considers market data, the grant size, the forms of long-term equity compensation available to it under our existing plans and the status of previously granted awards. Existing ownership levels are not a factor in award determination, as the Compensation Committee does not want to discourage executives from holding significant amounts of our stock. For fiscal year 2022, the Compensation Committee determined that awards with time-based vesting conditions were the most appropriate.

In addition to the factors above, the size of each individual’s grant is determined after consideration of performance criteria established in the prior fiscal year under the Bonus Program. After the conclusion of each fiscal year, the members of the Compensation Committee review corporate performance goals established for the recently completed year. The Compensation Committee then adjusts the size of each individual’s grant in accordance with performance. The fiscal year 2022 grant was adjusted upwards from target levels given the exceptional performance of fiscal year 2021.

With respect to grants made to Mr. Farkas, 50% of the restricted stock vested immediately with the remaining 50% vesting over a three-year period with 33-1/3% vesting on each anniversary of the grant date. With respect to grants made to Messrs. Jones, Rama, Hillo and Bhade, 25% of the restricted stock vested immediately with the remaining 75% vesting over a three-year period with 33-1/3% vesting on each anniversary of the grant date. Pursuant to their employment agreements, 50% of the annual grants for Messrs. Rama and Hillo vest immediately with the remainder vesting in equal proportions on each anniversary of the grant date. All equity awards to our employees, including named executive officers, and to directors have been granted and reflected in our financial statements, based upon the applicable accounting guidance, with the exercise price equal to the fair market value of one share of Common Stock on the grant date.

The annual grants to the NEOs in fiscal year 2022 were as follows:

Named Executive Officer	Restricted Stock Grant Date Value
Michael D. Farkas	$2,500,000
Brendan S. Jones	$187,500
Michael P. Rama	$203,125
Aviv Hillo	$203,125
Harjinder Bhade	$166,438

Sign-on Grants for Aviv Hillo

On May 19, 2022, we entered into a new employment agreement with Aviv Hillo. Pursuant to the employment agreement, the Compensation Committee granted to him 37,324 stock options, which vest in equal one-third increments on each anniversary of the grant date.

SemaConnect Integration Award

On July 29, 2022, each NEO responsible for the acquisition and integration of SemaConnect was granted one-time performance-based restricted stock awards under our Plan. The NEOs received the following restricted shares:

Named Executive Officer	Number of Shares	Grant Date Value
Michael D. Farkas	472,367	$9,973,547
Brendan S. Jones	47,237	$997,355
Michael P. Rama	23,618	$498,677
Aviv Hillo	23,618	$498,677
Harjinder Bhade	23,618	$498,677

The awards of performance-based restricted stock are intended to provide an appropriate incentive structure for our executive management team to integrate and commercialize the SemaConnect acquisition given the transformational nature of the acquisition in a way that is aligned with stockholder interests.

These performance-based restricted stock awards become vested based on a series of six performance hurdles that must be achieved before the third anniversary of the grants. The performance hurdles and related vesting are:

1.	closing of the SemaConnect acquisition with certain cost savings (20% of grant);
2.	integration of SemaConnect’s hardware and software platforms (30% of grant);
3.	integration of the SemaConnect business processes (10% of grant);
4.	integration of the SemaConnect human capital processes (10% of grant);
5.	delivery and execution of a product rationalization roadmap and new production ready units for UL certification (20% of grant); and
6.	the Common Stock’s closing price reaching on average for a period of ten consecutive trading days a price of $23.78, which is 50% over the price paid by us to SemaConnect shareholders in the acquisition (10% of grant).

22

The Board has discretion to determine when each performance hurdle has been achieved. As of December 31, 2022, the vesting performance hurdles related to the closing of the SemaConnect acquisition and point 5 outlined above were met. In addition, as of June 1, 2023, four goals were completed and 60% of the grant vested.

Timing of Equity Awards

Only the Compensation Committee may approve restricted stock or stock option grants to our executive officers. Shares of restricted stock and stock options are generally granted at meetings of the Compensation Committee or pursuant to a unanimous written consent of the Compensation Committee. The exercise price of a newly granted option is the closing price of our Common Stock on the date of grant.

Benefits Programs

We design our benefits programs to be both affordable and competitive in relation to the market while conforming to local laws and practices. We monitor the market and local laws and practices and adjust our benefits programs as needed. We design our benefits programs to provide an element of core benefits and, to the extent possible, offer options for additional benefits, be tax-effective for employees in any foreign country and balance costs and cost-sharing between our employees and us.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our company. The Board recently adopted an ownership guidelines policy for NEOs in order to align the interests of our NEOs with the long-term success of the Company and our stockholders. Pursuant to the policy, NEOs are expected to achieve and maintain a minimum level of ownership of shares of Common Stock upon the initial appointment of the NEO for a period to be determined by the Board. The minimum level of ownership will be based on a multiple of the NEO’s base salary or a fixed number of shares, as determined by the Board.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications for our executives and us.

Generally, Section 162(m) of the Code disallows public companies a tax deduction for federal income tax purposes of compensation in excess of $1 million paid to their chief executive officer and certain other specified officers in any taxable year. For tax years ending prior to December 31, 2017, compensation in excess of $1 million could only be deducted if it was “performance-based compensation” within the meaning of Section 162(m) of the Code or qualified for one of the other exemptions from the deduction limit. The exemption from Section 162(m) of the Code’s deduction limit for performance-based compensation has been repealed, effective for taxable years beginning after December 31, 2017, such that compensation paid to our covered officers (which now also includes our Chief Financial Officer) in excess of $1 million will generally not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and, therefore, while we are mindful of the benefit of the full deductibility of compensation, our Compensation Committee has not adopted a policy requiring that any or all compensation to be deductible. Our Compensation Committee may authorize compensation payments that are not fully tax deductible if we believe that such payments are appropriate to attract and retain executive talent or meet other business objectives.

Role of Executives in Executive Compensation Decisions

The Board and our Compensation Committee historically sought input from our former Chief Executive Officer, Michael D. Farkas, and President and now current Chief Executive Officer, Brendan S. Jones, when discussing the performance of, and compensation levels for, executives other than themselves. The Compensation Committee also works with Michael P. Rama, our Chief Financial Officer, to evaluate the financial, accounting, tax and retention implications of our various compensation programs. Neither Mr. Farkas nor Mr. Jones, who are directors, participate in deliberations relating to their own compensation.

23

Compensation Risk Management

We have considered the risk associated with our compensation policies and practices for all employees, and we believe we have designed our compensation policies and practices in a manner that does not create incentives that could lead to excessive risk taking that would have a material adverse effect on us.

We structure our compensation to consist of base salary, variable pay, equity-based pay and benefits. The base portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business measures. Our variable pay and equity-based pay programs are designed to reward both short- and long-term corporate performance. For short-term performance, our variable pay programs are designed to motivate employees to achieve overall goals. For long-term performance, our stock option awards generally vest over three years and are only valuable if our stock price increases over time. We believe that these various elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

Our bonus program has been structured around the attainment of overall corporate goals for the past several years and we have seen no evidence that it encourages unnecessary or excessive risk taking.

Clawback Policy

The Board has the discretion to clawback any annual incentive or other performance-based compensation awards from executive officers and employees. This clawback applies when certain specified events occur. If the Board determines that compensation related to our financial performance would have been lower if it had been based on the restated financial performance results, the Board will, to the extent permitted by applicable law, seek recoupment from that executive officer or employee of any portion of such compensation as it deems appropriate after a review of all relevant facts and circumstances.

Director and Officer Derivative Trading Policy

Under our insider trading policy, our executive officers, directors and employees may not engage in derivative trading involving the Company’s securities.

24

Executive Compensation Tables

Summary Compensation Table

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to our principal executive officer who served as such during all of 2022 (Michael D. Farkas), our principal financial officer who served as such during all of 2022 (Michael P. Rama) and our three most highly compensated executive officers other than our principal executive officer who were serving as executive officers at the end of 2022 (Brendan S. Jones, Aviv Hillo and Harjinder Bhade).

		Award Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(6) ($)	Option Awards(6) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael D. Farkas(1)	2022	$874,006	$-	$12,473,546	$-	$1,700,000	$-	$830,260	$15,877,812
Former Executive Chairman and	2021	$1,003,810	$1,281,000	$768,172	$14,431,369	$-	$-	$519,400	$18,003,751
Chief Executive Officer	2020	$479,999	$120,000	$60,000	$180,000	$-	$-	$103,758	$943,757

Brendan S. Jones(2)	2022	$493,011	$-	$1,184,859	$-	$310,650	$-	$64,242	$2,052,762
President and Chief	2021	$380,750	$109,192	$24,548	$3,629,530	$-	$-	$225,368	$4,369,388
Executive Officer	2020	$256,417	$55,000	$72,746	$-	$-	$-	$57,336	$441,499

Michael P. Rama(3)	2022	$408,003	$-	$701,807	$-	$212,550	$-	$282,646	$1,605,006
Chief Financial	2021	$327,750	$36,000	$33,493	$100,480	$-	$-	$636,962	$1,134,685
Officer	2020	$273,144	$100,000	$110,000	$298,911	$-	$-	$22,444	$804,499

Aviv Hillo(4)	2022	$377,167	$-	$701,807	$-	$197,790	$-	$52,206	$1,328,970
General Counsel and	2021	$327,750	$86,000	$37,500	$112,500	$-	$-	$45,189	$608,939
Executive VP – M&A	2020	$268,959	$54,000	$27,000	$81,000	$-	$-	$43,626	$474,585

Harjinder Bhade(5)	2022	$403,602	$-	$665,116	$-	$218,000	$-	$68,304	$1,355,022
Chief Technology	2021	$251,800	$1,000	$-	$-	$-	$-	$17,649	$270,449
Officer	2020	$-	$-	$-	$-	$-	$-	$-	$-

(1)	Michael D. Farkas previously served as our Executive Chairman from January 2015 to May 2023. Mr. Farkas previously served as our Chief Executive Officer from October 2018 to May 2023 (and previously from 2010 to July 2015). Mr. Farkas is currently serves as a director. On May 28, 2021, Mr. Farkas entered into a new employment agreement which included increases in cash and equity compensation, as well as one-time awards and payments in satisfaction of his 2020 bonuses of $1,280,000 (included in Bonus), restricted stock grant of 19,504 shares of Common Stock (included in Stock Awards), grant of 23,862 in stock options (included in Option Awards), and a salary catch-up since the expiration of his prior agreement in June 2020 of $294,575 (included in Salary). Mr. Farkas also received a special four-year performance option to purchase 475,285 shares of Common Stock at an exercise price of $37.40 per share, which will vest if the Company’s stock price on the Nasdaq exchange reaches and remains on average for a period of 20 consecutive market days at a closing price of $90 per share during the four-year term of the option. The performance option had a grant date fair value of $13,531,369, which was estimated using a third-party provider who utilized a Monte Carlo simulation model (included in Option Awards). Included in All Other Compensation for Mr. Farkas are (i) company-paid health insurance benefits of $19,256, $21,006 and $23,883 in 2022, 2021 and 2020, respectively, (ii) company-paid car lease and insurance expenses of $0, $0 and $40,947 in 2022, 2021 and 2020, respectively, and (iii) a tax gross-up of $811,005, $498,394 and $38,928 relating to the vesting of stock awards in 2022, 2021 and 2020, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

25

(2)	Mr. Jones has served as our President and Chief Executive Officer and was appointed to these positions in February 2021 and May 2023, respectively. In connection with Mr. Jones’ appointment as President in February 2021, our Compensation Committee granted to Mr. Jones stock options to purchase 100,000 shares of our Common Stock at an exercise price of $38.39 per share, the closing price of our Common Stock on February 25, 2021. The stock options, which were granted under the terms of our Plan, are exercisable in three equal annual increments on the first, second and third anniversaries of the grant date. These stock options had a grant date fair value of $3,555,886 (included in Option Awards). Included in Bonus for Mr. Jones is a cash signing bonus of $55,000 in 2020 in accordance with his employment agreement. Included in All Other Compensation for Mr. Jones are (i) company-paid health insurance benefits of $33,827, $35,297 and $14,183 in 2022, 2021 and 2020, respectively, (ii) a tax gross-up of $30,416, $190,071 and $0 relating to the vesting of stock awards in 2022, 2021 and 2020, respectively and (iii) reimbursement of relocation expenses pursuant to his employment agreement of $43,153 in 2020. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(3)	Mr. Rama has served as our Chief Financial Officer since February 2020. Included in Bonus for Mr. Rama is a cash signing bonus of $50,000 in 2020 in accordance with his 2020 employment agreement. Included in All Other Compensation for Mr. Rama are (i) company-paid health insurance benefits of $32,356, $35,298 and $22,444 in 2022, 2021 and 2020, respectively and (ii) a tax gross-up of $250,290, $601,664 and $0 relating to the vesting of stock awards in 2022, 2021 and 2020, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(4)	Mr. Hillo has served as our General Counsel and Executive Vice President – Mergers and Acquisitions and was appointed to these positions in April 2018 and May 2022, respectively. Included in All Other Compensation for Mr. Hillo are (i) company-paid health insurance benefits of $19,256, $21,006 and $21,039 in 2022, 2021 and 2020, respectively and (ii) a tax gross-up of $32,950, $24,183 and $22,587 relating to the vesting of stock awards in 2022, 2021 and 2020, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(5)	Mr. Bhade has served as our Chief Technology Officer since May 2021. Included in All Other Compensation for Mr. Bhade is company-paid health insurance benefits of $32,356 and $17,649 in 2022 and 2021, respectively and (ii) a tax gross-up of $35,948, $0 and $0 relating to the vesting of stock awards in 2022, 2021 and 2020, respectively. The 2022 tax gross-up payment was from the vesting of stock awards that were granted prior to the termination of such benefit.

(6)	Represents stock and option awards granted in 2022, 2021 and 2020 pursuant to our Plan. The aggregate grant date fair value of such awards was calculated in accordance with FASB ASC Topic 718. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting. The assumptions used in calculating these amounts are discussed in Note 12 of the Notes to Consolidated Financial Statements included in our Annual Report.

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Grant of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards made by us during the year ended December 31, 2022, to each of the NEOs.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Options Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Michael D. Farkas(1)		$-	$1,700,000	$-	-	-	-	-	-	$-	$-
	03/21/22	$-	$-	$-	-	-	-	101,750	-	$-	$2,500,000
	07/29/22	$-	$-	$-	-	472,367	-	-	-	$-	$9,973,547
Brendan S. Jones(1)		$-	$285,000	$-	-	-	-	-	-	$-	$-
	03/21/22	$-	$-	$-	-	-	-	7,631	-	$-	$187,500
	07/29/22	$-	$-	$-	-	47,237	-	-	-	$-	$997,355
Michael P. Rama(1)		$-	$195,000	$-	-	-	-	-	-	$-	$-
	03/21/22	$-	$-	$-	-	-	-	8,267	-	$-	$203,125
	07/29/22	$-	$-	$-	-	23,618	-	-	-	$-	$498,677
Aviv Hillo(1)		$-	$181,458	$-	-	-	-	-	-	$-	$-
	03/21/22	$-	$-	$-	-	-	-	8,267	-	$-	$203,125
	05/19/22	$-	$-	$-	-	-	-	-	37,324	$15.70	$540,000
	07/29/22	$-	$-	$-	-	23,618	-	-	-	$-	$498,677
Harjinder Bhade(1)		$-	$200,000	$-	-	-	-	-	-	$-	$-
	03/21/22	$-	$-	$-	-	-	-	6,774	-	$-	$166,438
	07/29/22	$-	$-	$-	-	23,618	-	-	-	$-	$498,677

(1)	On July 29, 2022, Messrs. Farkas, Jones, Rama, Hillo and Bhade, who are responsible for the acquisition and integration of SemaConnect, were granted one-time performance-based restricted stock awards under our Plan. A total number of 590,458 shares of Common Stock, with a fair value on the grant date of $12,466,933, were awarded to these executives. The agreements provide that Messrs. Farkas, Jones, Rama, Hillo and Bhade received 472,367, 47,237, 23,618, 23,618 and 23,618 shares of Common Stock, respectively. See the SemaConnect Integration Award Section above for more information.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on outstanding equity awards as of December 31, 2022 to the NEOs:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Michael D. Farkas	12/13/2018	-	-	200	$2.53	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	100	$2.17	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	100	$2.50	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	15,000	$5.25	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	7,000	$30.00	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	8,240	$37.50	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	100	$6.00	12/13/23	-	$-	-	$-
Michael D. Farkas	12/31/2018	-	-	100	$3.52	12/13/23	-	$-	-	$-
Michael D. Farkas	12/13/2018	-	-	100	$2.63	12/13/23	-	$-	-	$-
Michael D. Farkas	04/16/2019	-	-	100	$3.30	04/16/24	-	$-	-	$-
Michael D. Farkas	05/14/2019	-	-	4,200	$3.06	05/14/24	-	$-	-	$-
Michael D. Farkas	06/06/2019	-	-	100	$2.55	06/06/24	-	$-	-	$-
Michael D. Farkas	08/21/2019	-	-	100	$2.99	08/21/24	-	$-	-	$-
Michael D. Farkas	10/21/2019	-	-	100	$2.61	10/21/24	-	$-	-	$-
Michael D. Farkas	12/17/2019	-	-	100	$2.33	12/17/24	-	$-	-	$-
Michael D. Farkas	03/09/2020	-	-	100	$2.51	03/09/25	-	$-	-	$-
Michael D. Farkas	04/29/2020	-	-	100	$1.89	04/29/25	-	$-	-	$-
Michael D. Farkas	06/17/2020	-	-	100	$2.66	06/17/25	-	$-	-	$-
Michael D. Farkas	12/04/2020	-	-	100	$25.59	12/04/25	-	$-	-	$-
Michael D. Farkas	12/07/2020	-	-	100	$26.41	12/07/25	-	$-	-	$-
Michael D. Farkas	12/11/2020	-	-	100	$31.13	12/11/25	-	$-	-	$-
Michael D. Farkas	05/28/2021	-	-	475,285	$37.40	05/28/25	-	$-	-	$-
Michael D. Farkas	02/10/2021	-	-	100	$59.22	02/10/26	-	$-	-	$-
Michael D. Farkas	02/12/2021	-	-	100	$56.27	02/12/26	-	$-	-	$-
Michael D. Farkas	02/23/2021	-	-	400	$42.67	02/23/26	-	$-	-	$-
Michael D. Farkas	03/29/2021	-	-	100	$38.45	03/29/26	-	$-	-	$-
Michael D. Farkas	03/31/2021	-	-	100	$45.21	03/31/26	-	$-	-	$-
Michael D. Farkas	04/20/2020	-	-	37,543	$2.01	04/20/26	-	$-	-	$-
Michael D. Farkas	04/12/2021	-	-	7,976	$44.90	04/11/27	-	$-	-	$-
Michael D. Farkas	04/20/2020	-	-	36,916	$2.01	04/20/27	-	$-	-	$-
Michael D. Farkas	04/12/2021	-	-	7,976	$44.90	04/11/28	-	$-	-	$-
Michael D. Farkas	04/20/2020	-	-	36,372	$2.01	04/20/28	-	$-	-	$-
Michael D. Farkas	04/12/2021	-	-	7,976	$44.90	04/11/29	-	$-	-	$-

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		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)

Michael D. Farkas(2)	03/21/2022	-	-	-	$-	-	-	$-	50,875	$558,099
Michael D. Farkas(3)	07/29/2022	-	-	-	$-	-	-	$-	330,657	$3,627,303
Brendan S. Jones	02/25/2021	-	-	33,333	$38.39	02/25/27	-	$-	-	$-
Brendan S. Jones	04/12/2021	-	-	648	$40.82	04/11/27	-	$-	-	$-
Brendan S. Jones	02/25/2021	-	-	33,333	$38.39	02/25/28	-	$-	-	$-
Brendan S. Jones	04/12/2021	-	-	648	$40.82	04/11/28	-	$-	-	$-
Brendan S. Jones	02/25/2021	-	-	33,334	$38.39	02/25/29	-	$-	-	$-
Brendan S. Jones	04/12/2021	-	-	648	$40.82	04/11/29	-	$-	-	$-
Brendan S. Jones(2)	03/21/2022	-	-	-	$-	-	-	$-	5,723	$62,781
Brendan S. Jones(3)	07/29/2022	-	-	-	$-	-	-	$-	33,066	$362,730
Michael P. Rama	06/05/2020	-	-	50,000	$2.20	02/07/26	-	$-	-	$-
Michael P. Rama	06/05/2020	-	-	50,000	$2.20	02/07/27	-	$-	-	$-
Michael P. Rama	04/12/2021	-	-	885	$40.82	04/11/27	-	$-	-	$-
Michael P. Rama	06/05/2020	-	-	50,000	$2.20	02/07/28	-	$-	-	$-
Michael P. Rama	04/12/2021	-	-	885	$40.82	04/11/28	-	$-	-	$-
Michael P. Rama	04/12/2021	-	-	884	$40.82	04/11/29	-	$-	-	$-
Michael P. Rama(4)	06/05/2020	-	-	-	$-	-	-	$-	16,666	$182,826
Michael P. Rama(2)	03/21/2022	-	-	-	$-	-	-	$-	6,200	$68,014
Michael P. Rama(3)	07/29/2022	-	-	-	$-	-	-	$-	16,533	$181,365
Aviv Hillo	03/31/2019	-	-	3,879	$3.13	03/31/27	-	$-	-	$-
Aviv Hillo	04/12/2021	-	-	990	$40.82	04/11/27	-	$-	-	$-
Aviv Hillo	04/20/2020	-	-	16,517	$1.83	04/20/27	-	$-	-	$-
Aviv Hillo	04/12/2021	-	-	991	$40.82	04/11/28	-	$-	-	$-
Aviv Hillo	04/20/2020	-	-	16,286	$1.83	04/20/28	-	$-	-	$-
Aviv Hillo	04/12/2021	-	-	991	$40.82	04/11/29	-	$-	-	$-
Aviv Hillo	05/17/2022	-	-	12,441	$15.70	05/17/28	-	$-	-	$-
Aviv Hillo	05/17/2022	-	-	12,441	$15.70	05/17/29	-	$-	-	$-
Aviv Hillo	05/17/2022	-	-	12,441	$15.70	05/17/30	-	$-	-	$-
Aviv Hillo(2)	03/21/2022	-	-	-	$-	-	-	$-	6,200	$68,014
Aviv Hillo(3)	07/29/2022	-	-	-	$-	-	-	$-	16,533	$181,365
Harjinder Bhade(2)	03/21/2022	-	-	-	$-	-	-	$-	5,081	$55,739
Harjinder Bhade(3)	07/29/2022	-	-	-	$-	-	-	$-	16,533	$181,365

(1)	Calculated by multiplying the number of shares of Common Stock by $10.97, which is the quoted market price per share of our Common Stock as of December 31, 2022.
(2)	These shares vest in three annual increments on March 21, 2023, 2024 and 2025, subject to immediate vesting upon an event constituting a change of control of the Company.
(3)	These shares vest in various increments based on the achievement of certain performance conditions related to the integration of the SemaConnect acquisition during 2022.
(4)	These shares vest on February 7, 2023, subject to immediate vesting upon an event constituting a change of control of the Company.

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Option Exercises and Stock Vested During 2022

The following table sets forth information concerning the option exercises and stock awards vested of each of the NEOs during the year ended December 31, 2022:

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired On Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Michael D. Farkas	-	$-	192,585	$4,192,844
Brendan S. Jones	-	$-	16,079	$341,159
Michael P. Rama	-	$-	18,734	$381,788
Aviv Hillo	-	$-	9,152	$197,923
Harjinder Bhade	-	$-	8,779	$188,752

Pension Benefits

The Company has not adopted a pension plan and does not provide pension benefits to NEOs.

Non-Qualified Deferred Compensation

The Company has not adopted a non-qualified deferred compensation plan and does not provide non-qualified deferred compensation to NEOs.

Employment and Management Contracts, Termination of Employment and Change-in-Control Agreements

Michael D. Farkas Employment Agreement

On May 28, 2021, we entered into a new employment agreement with Michael D. Farkas, our Executive Chairman and Chief Executive Officer, pursuant to which Mr. Farkas will continue to serve as our Executive Chairman and Chief Executive Officer. Mr. Farkas’ employment ended on May 1, 2023 after the Company accepted Mr. Farkas’ notice of resignation with good reason.

Under the employment agreement, Mr. Farkas received a base salary of $800,000 and $850,000 for 2021 and 2022, respectively, and had received a raise to a base salary of $900,000 for 2023. Mr. Farkas was eligible to receive an annual performance bonus (payable in cash and securities), with a target bonus of 100% of his base salary, and he was eligible to receive up to 200% of his base salary based on the achievement of key performance indicators established by the Board and Mr. Farkas. Mr. Farkas was eligible to receive equity awards with a target aggregate value of $1,000,000, with the actual amount determined by the achievement of the key performance indicators during each year of the employment term. Mr. Farkas also received a special performance option exercisable into 475,285 shares, which would vest if our stock price on the Nasdaq exchange reaches and remains on average for a period of 20 consecutive market days at a closing price of $90 per share during the four-year term of the option. In connection with Mr. Farkas’ resignation, Mr. Farkas’ unvested equity awards will accelerate. Additionally, Mr. Farkas received one-time awards and payments in satisfaction of his 2020 bonuses, equity awards, and a salary catch-up since the expiration of his prior agreement in June 2020.

The employment agreement provides that, if Mr. Farkas is terminated without cause (which would include a notice of non-renewal by the Company), resigns for good reason, dies or becomes disabled during the term of employment, he would receive his base salary for the remainder of the employment term and payment of 2.6 times his target performance bonus/equity awards and base salary. In the event of a termination without cause or resignation for good reason within nine months prior to or 18 months following a change in control, the multiple in the previous sentence will be 3.5 times.

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The employment agreement also contains covenants (a) restricting Mr. Farkas from engaging in any activities competitive with our business during the term of employment and one year thereafter, (b) prohibiting Mr. Farkas from disclosure of confidential information regarding our company at any time, and (c) confirming that all intellectual property developed by Mr. Farkas which specifically relates to the EV charging business constitutes our sole and exclusive property.

The employment agreement provides that a commission sales agreement entered into on November 17, 2009 between an entity controlled by Mr. Farkas and a predecessor of our company will remain suspended and no payments will be due thereunder for as long as Mr. Farkas is a full-time employee of our company and is paid a monthly salary of at least $30,000. Finally, we and Mr. Farkas agreed to resolve a dispute over Mr. Farkas’ transfer of 260,000 shares of our Common Stock to a prior institutional investor through a settlement agreement and payment of $1,000,000 to Mr. Farkas by us.

Subject to Mr. Farkas entering into a general release and waiver of claims in favor of the Company (with certain exceptions), the Company is obligated to make payments and provide other consideration to Mr. Farkas as provided in Section 5(a) of his employment agreement.

Brendan S. Jones Employment Agreement

In connection with Mr. Jones’ appointment as the Chief Executive Officer, the Company entered into a new employment agreement with Mr. Jones (the “Jones Employment Agreement”), superseding his prior employment agreement which was dated December 27, 2021. The term of the Jones Employment Agreement started on May 1, 2023 and extends until April 30, 2026, and will automatically renew for successive one year periods unless intent to terminate the agreement is timely provided in writing by either party to the other. Pursuant to the Jones Employment Agreement, Mr. Jones has agreed to devote his full business efforts, attention, energy and skill to the performance of his employment to furthering the interest of the Company. The Jones Employment Agreement provides that Mr. Jones is entitled to receive an annual base salary of $775,000, payable in accordance with our payroll policies and procedures. Mr. Jones will be eligible for an annual performance cash bonus targeted at 60% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Jones. Mr. Jones will also be eligible to receive aggregate annual equity awards under the Company’s incentive compensation plan with a target aggregate award of 60% of his annual base salary. Mr. Jones will receive a one-time signing bonus of $150,000, with 50% in cash paid upon assuming the position of Chief Executive Officer and 50% upon the one year anniversary of assuming such position.

If Mr. Jones’ employment is terminated by the Company other than for Cause (which includes, among other reasons, willful material misconduct and willful failure to materially perform his responsibilities to the Company), he is entitled to receive severance equal to 1.5 times the sum of his base salary and his target bonus, as well as a pro rata target bonus for the year of his termination based upon the number of months actually worked in that year, and reimbursement for COBRA for 18 months.

If the Company undergoes a “Change in Control” (which generally means a merger or acquisition of the Company as a result of which the acquirer obtains more than 50% of our total voting power), the multiple in Mr. Jones’ severance above shall be three times, if (i) he loses his position as Chief Executive Officer (excluding elevation to a more senior position), (ii) his position, authority, duties, authority or base salary is materially reduced, or (iii) he is terminated without Cause or the Jones Employment Agreement is not renewed during the merger/acquisition process or within 18 months after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Jones will immediately vest upon a Change in Control.

The Jones Employment Agreement also contains restrictive covenants prohibiting Mr. Jones from disclosing confidential information regarding the Company at any time and preventing Mr. Jones from soliciting any customer of the Company on behalf of another company, taking any action that leads to a customer terminating or reducing its business with the Company, or employing, soliciting or hiring employees of the Company for a period of 12 months after his employment with the Company.

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Michael P. Rama Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Michael P. Rama, our Chief Financial Officer, renewing his prior employment offer letter, dated as of February 7, 2020. The term of his new employment agreement started on January 1, 2022 and extends until March 31, 2025. Pursuant to the employment agreement, Mr. Rama agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Rama will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Rama will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Rama. Mr. Rama will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. Mr. Rama is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Rama’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Rama will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our Chief Financial Officer (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of such transaction. Additionally, all restricted common stock and stock options held by Mr. Rama will immediately vest upon a change in control.

Aviv Hillo Employment Agreement

On May 19, 2022, we entered into a new employment agreement with Aviv Hillo, our General Counsel, renewing his prior employment offer letter, dated as of June 18, 2018, which had been renewed on September 25, 2020. The term of his new employment agreement will start on June 1, 2022 and extends until May 31, 2025. Pursuant to the employment agreement, Mr. Hillo agreed to devote his full business efforts and time to our company. The employment agreement provides that Mr. Hillo will receive an initial annual base salary of $390,000, payable on our regular scheduled payday. Mr. Hillo will be eligible for an annual performance cash bonus of up to 50% of his annual base salary based on meeting pre-determined periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Hillo. Mr. Hillo will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be comprised of restricted common stock. 50% of the restricted common stock granted will vest immediately on the grant date, and the remaining 50% will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date. As a signing bonus, Mr. Hillo received stock options to purchase 37,324 shares of Common Stock at $15.70 per share, which will vest in equal one-third increments on each anniversary of the grant date. Mr. Hillo is entitled to a monthly electric vehicle and auto insurance allowance of up to $1,500 per month, and other employee benefits in accordance with our policies.

If Mr. Hillo’s employment is terminated by us other than for Cause (which includes willful material misconduct and willful failure to materially perform his responsibilities to our company), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary.

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If we undergo a “change in control” (which generally means a merger or acquisition of our company as a result of which the acquirer obtains more than 50% of our total voting power), Mr. Hillo will receive a severance payment equal to 2.99 times his annual base salary if (i) he loses his position as our General Counsel (excluding elevation to a more senior position), (ii) his title is changed to a lesser role, (iii) his compensation is materially decreased, or (iv) he is terminated without Cause during the merger/acquisition process or within one year after the closing of the transaction. Additionally, all restricted common stock and stock options held by Mr. Hillo will immediately vest upon a change in control.

Harjinder Bhade Employment Agreement

On April 20, 2021, we entered into an employment offer letter with Harjinder Bhade to serve as our Chief Technology Officer. The term of his employment letter was renewed automatically on May 3, 2023 for an additional one-year term, expiring on May 3, 2024. Pursuant to the employment letter, Mr. Bhade agreed to devote his full business efforts and time to our company. The employment letter provides that Mr. Bhade will receive an annual base salary of $400,000, payable on our regular scheduled payday. Mr. Bhade will be eligible for an annual performance bonus of up to 50% of his annual base salary based on meeting pre-established periodic key performance indicators every year set by the mutual agreement of our Board’s Compensation Committee and Mr. Bhade. Mr. Bhade will also be eligible to receive aggregate annual equity awards under our incentive compensation plan equal to 50% of his annual base salary. Such awards will be allocated in 25% and 75% amounts in the form of restricted common stock and stock options, respectively. The restricted common stock will vest on the first anniversary of its grant date (with a cash payment upon vesting to cover expected ordinary income tax charges) and the stock options will vest in equal one-third increments on each anniversary of the grant date, in each instance subject to satisfying key performance indicators and other performance criteria and his continued employment with us on the applicable vesting date.

Mr. Bhade will also be eligible for additional awards during the first two years of his employment valued at up to $5.5 million, payable through a stock issuance, option grant or in cash, upon substantial completion and achievement of individual key performance indicators that include network development, new products, energy storage and other technology solutions. All of the above bonus and equity grants are subject to our “clawback” policy. Mr. Bhade is entitled to a monthly electric or plug-in hybrid vehicle allowance of up to $300 per month, and other employee benefits in accordance with our policies.

If Mr. Bhade’s employment is terminated by us other than for Cause (which includes willful material misconduct, willful failure to materially perform his job duties to our company and material violation of our company’s code of conduct and policies), he is entitled to receive severance equal to the number of months of his actual employment under the new employment agreement prior to the termination capped at a maximum payment of 12 months of his base salary and accelerated vesting of his annual equity award for up to 12 months. If there is a buy-out or a “change of control,” Mr. Bhade will also be entitled to obtain his base salary for a period of 12 months as a severance payment and, if Mr. Bhade is terminated without Cause, the balance of the additional $5.5 million in awards, any unvested equity awards and his annual performance bonus will immediately vest and be paid upon execution of a release and waiver agreement with the company.

As part of his employment letter, Mr. Bhade entered into our standard Employee Confidentiality and Assignment of Inventions Agreement prohibiting Mr. Bhade from disclosure of confidential and/or proprietary information relating to the operations, products and services of our company and our clients and acknowledging that all intellectual property developed by Mr. Bhade relating to our business constitutes our exclusive property. Mr. Bhade further agreed that during his employment with our company he will not engage in, or have any direct or indirect interest in, any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, partner or otherwise) that is competitive with the business of our company, including, without limitation, planning, developing, installing, marketing, selling, leasing and providing services relating to electric vehicle charging stations.

Retirement and Savings Plan – 401(k)

We maintain a tax qualified retirement plan (the “401(k) Plan”) that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees may participate in the 401(k) Plan on the entry date coincident with or following the date they meet the 401(k) Plan’s age and service eligibility requirements. The entry date is either January 1 or July 1. In order to meet the age and service eligibility requirements, otherwise eligible employees must be age 21 or older and complete three consecutive months of employment. Participants are able to defer up to 100% of their eligible compensation subject to applicable annual Code limits. All participants’ interest in their deferrals are 100% vested when contributed. Currently, the 401(k) Plan does not provide for any matching contributions on employee deferrals.

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Incentive Compensation Plans

In July 2018, our Board adopted the Plan. The holders of a majority of our shares of Common Stock approved the Plan at our stockholders meeting held on September 7, 2018. The Plan enables us to grant stock options, restricted stock, dividend equivalents, stock payments, deferred stock, restricted stock units, stock appreciation rights, performance share awards, and other incentive awards to employees, officers, directors or consultants, as provided in the Plan, and to improve our ability to attract, motivate, retain and reward the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us. For a further description of the Plan, see Proposal 2 below.

As of December 31, 2022, stock options to purchase an aggregate of 1,060,535 shares of Common Stock and 2,230,755 restricted shares of our Common Stock were outstanding and issued to employees and members of the Board under the Plan.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company or any subsidiary of the Company during the fiscal year ended December 31, 2022. No member of the Compensation Committee was a member of the compensation committee of another entity during the fiscal year ended December 31, 2022. None of our executive officers was a director or a member of the compensation committee of another entity during the fiscal year ended December 31, 2022. There were no transactions between any member of the Compensation Committee and the Company during the fiscal year ended December 31, 2022 requiring disclosure pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is providing the following information about the relationship between the annual total compensation of the Company’s employees and the annual total compensation of Mr. Farkas, the Chief Executive Officer during 2022. The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

On December 31, 2022, we had 620 employees (full-time and part-time).

We determined the total annual compensation for our employees for the year ended December 31, 2022 using data from our payroll records for the month of December 2022, which we then extrapolated for the full year of 2022. The components of total annual compensation for our employees are the same as those used to determine the total compensation of our NEOs for the purposes of the Summary Compensation Table. We did not make any full-time equivalent adjustments for part-time employees. The results were then ranked, excluding Mr. Farkas, the Chief Executive Officer during 2022, from lowest to highest, and the median employee was identified. We then compared the total annual compensation of the median employee to that of Mr. Farkas, the Chief Executive Officer during 2022. The total annual compensation of the median employee for the year ended December 31, 2022 was $56,252. For the year ended December 31, 2022, the ratio of Mr. Farkas’ total annual compensation to that of our median employee was approximately 282:1, which includes the performance-based stock award which had a grant date fair value of $9,973,547. Excluding this performance option, the ratio was approximately 105:1.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the following table describes the executive compensation for our Chief Executive Officer, who is our principal executive officer, and the other NEOs and the Company’s performance for our three most recently completed fiscal years.

PAY VERSUS PERFORMANCE
					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO[1]	Compensation Actually Paid to PEO[2]	Average Summary Compensation Table Total for Non-PEO NEOs[3]	Average Compensation Actually Paid to Non-PEO NEOs[4]	Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]	Net Loss (in thousands)[7]	Revenue (in thousands)[8]
2022	$15,877,812	$4,187,889	$1,585,440	$614,106	$589.78	$113.21	$(91,560)	$61,139
2021	$18,003,751	$9,729,230	$1,595,865.25	$563,947	$1,425.27	$149.22	$(55,119)	$20,940
2020	$943,757	$5,402,379	$622,999	$4,749,775	$2,298.39	$132.49	$(17,846)	$6,231

(1)	During fiscal year 2020, 2021 and 2022, Mr. Farkas served as our Principal Executive Officer (“PEO”). The dollar amounts reported in this column are the amounts of total compensation reported for each corresponding year in the Total column of the Summary Compensation Table.

(2)	The dollar amounts reported in this column represent the amount of “compensation actually paid” to Mr. Farkas as computed in accordance with Item 402(v) of Regulation S-K. The amounts do not reflect the actual amount of compensation earned by or paid to Mr. Farkas during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Farkas’ total compensation for each year to determine the compensation actually paid:

Mr. Farkas	2020	2021	2022
Summary Compensation Table Total	$943,757	$18,003,751	$15,877,812
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(240,000)	$(15,199,541)	$(12,473,546)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,633,246	$8,451,827	$4,185,406
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0	$(1,212,302)	$(7,443,046)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$65,376	$21,437	$4,192,843
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$(335,942)	$(151,580)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid to Mr. Farkas	$5,402,379	$9,729,230	$4,187,889

(3)	The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Farkas) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Mr. Farkas) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022 and 2021, Brendan Jones, Michael Rama, Aviv Hillo and Harjinder Bhade; and (ii) for 2020, Brendan Jones and Michael Rama.

(4)	The dollar amounts reported in this column represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group as identified in footnote 3 above, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average of compensation earned by or paid to these NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the average total compensation for these NEOs as a group for each year to determine the compensation actually paid:

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Average Non-PEO NEOs	2020	2021	2022
Summary Compensation Table Total	$622,999	$1,595,865	$1,585,440
Less, Grant Date Fair Value of Option Awards and Stock Awards Granted in Fiscal Year	$(240,829)	$(984,513)	$(813,397)
Plus, Fair Value at Fiscal Year-End of Outstanding and Unvested Option Awards and Stock Awards Granted in Fiscal Year	$4,367,605	$531,083	$375,302
Plus, Change in Fair Value of Outstanding and Unvested Option Awards and Stock Awards Granted in Prior Fiscal Years	$0	$(701,231)	$(618,539)
Plus, Fair Value at Vesting of Option Awards and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year	$0	$0	$231,454
Plus, Change in Fair Value as of Vesting Date of Option Awards and Stock Awards Granted in Prior Fiscal Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year	$0	$122,743	$(146,154)
Less, Fair Value as of Prior Fiscal Year-End of Option Awards and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year	$0	$0	$0
Compensation Actually Paid to Non-PEO NEOs	$4,749,775	$563,947	$614,106

(5)	Cumulative total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. For purposes of these amounts, the beginning of the measurement period is December 31, 2019.

(6)	Represents the weighted peer group total shareholder return, weighted according to the respective companies’ respective stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published index: S&P 500 index, which is one of the company’s indices utilized in the stock performance graph set forth in our Annual Report.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)	This column is the “Designated as the Company-Selected Measure,” which in the registrant’s assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the registrant to link compensation actually paid to the registrant’s NEOs, for the most recently completed fiscal year, to company performance.

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Relationships Between Certain Data in the Pay Versus Performance Table

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return

The following chart sets forth the relationship between (i) the Company’s cumulative total shareholder return over the three most recently completed fiscal years and the S&P 500 index’s cumulative total shareholder return over the same period, and (ii) the compensation actually paid to our PEO and the average compensation actually paid to our Non-PEO NEOs.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs and our net income during the three most recently completed fiscal years.

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Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between compensation actually paid to our PEO, the average of compensation actually paid to our Non-PEO NEOs and our revenue during the three most recently completed fiscal years.

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Tabular List of Most Important Financial Performance Measures

Blink selected the following measures as most important to link compensation actually paid to our NEOs for fiscal year 2022 to company performance.

Most Important Measures for Determining PEO and Non-PEO NEO Pay
Revenue
Sales
Capital Raise

Director Compensation Discussion

Compensation of Directors

The following table provides information for 2022 regarding all compensation awarded to, earned by or paid to each person who served as a director for all or some portion of 2022:

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation(2)	Total
Ritsaart J.M. van Montfrans	$96,083	$150,000	$-	$-	-	$35,191	$281,274

Louis R. Buffalino	$94,417	$150,000	$-	$-	-	$19,078	$263,495

Jack Levine	$130,667	$180,000	$-	$-	-	$24,808	$335,475

Kenneth R. Marks	$91,169	$150,000	$-	$-	-	$19,078	$260,247

Carmen M. Perez-Carlton	$48,566	$-	$-	$-	-	$2,607	$51,173

Mahidhar (Mahi) Reddy(3)	$-	$-	$-	$-	-	$210,514	$210,514

Cedric L. Richmond	$29,796	$-	$-	$-	-	$-	$29,796

Total	$490,698	$630,000	$-	$-	$-	$311,276	$1,431,974

(1)	Mr. Levine was awarded 10,645 shares of restricted stock and Messrs. van Montfrans, Buffalino and Marks were each awarded 8,870 shares of restricted stock. These awards were granted on July 11, 2022 pursuant to the Plan with respect to service as a director during the 2023 fiscal year. The shares vest on the earlier of (a) July 11, 2023 or (b) the date preceding the next annual meeting of the stockholders of our company.

(2)	Reflects gross-up tax payments related to the vesting of stock awards that were granted prior to the termination of such benefit as a result of the vesting on July 11, 2022 of the annual award to our non-employee directors granted on September 2, 2021 for Messrs. van Montfrans, Buffalino, Levine, Marks and Ms. Perez-Carlton.

(3)	Mr. Reddy was elected to our Board on July 29, 2022. The compensation reported for Mr. Reddy in this table is for compensation he received as an employee. Employee members of the Board are not paid separate compensation for serving on the Board.

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Agreements Regarding Board Service

In June 2022, the Board approved a Board compensation plan (the “2022 Board Plan”), superseding the prior compensation structure adopted by the Board in December 2017. The 2022 Board Plan only applies to the non-employee members of the Board. The employee members of the Board are not paid separate compensation for serving on the Board. The 2022 Board Plan superseded all prior compensation arrangements with the Board members.

Pursuant to the 2022 Board Plan, each non-employee member of the Board receives an annual cash retainer of $80,000. The lead independent director of the Board (currently, Mr. Levine) receives a supplemental annual cash retainer in the amount of $30,000. Each non-employee member of the Board that serves in a chairperson role or as a member of a committee receives a supplemental annual cash retainer in an amount equal to the corresponding role: (i) Chair of the Audit Committee - $15,000; Member of the Audit Committee - $7,500; (ii) Chair of the Compensation Committee - $15,000; Member of the Compensation Committee - $5,000; (iii) Chair of the Nominating and Corporate Governance Committee - $10,000; Member of the Nominating and Corporate Governance Committee - $5,000; and (iv) Chair of the ESG Committee - $10,000; Member of the ESG Committee - $5,000. The annual and supplemental cash retainers are payable quarterly during the last month of each quarter. We also reimburse our non-employee directors for reasonable travel and other expenses incurred in connection with attending Board and company meetings or events.

In addition, each non-employee director will receive an annual award for the number of shares of our Common Stock that have a market value of $150,000 based on the closing price of the Common Stock on the last business day preceding the grant date. The lead independent director will receive an additional annual award for the number of shares of our Common Stock that have a market value of $30,000. Equity-based compensation will be granted on or about March 31 of each year, based on the fair market value of our Common Stock on the grant date. We believe that equity compensation helps to further align the interests of our directors with those of our stockholders because the value of directors’ share ownership will rise and fall with that of our other stockholders. No equity awards will include any form of “gross-up payment” to cover taxes. Additionally, there is a limit on the number of shares of Common Stock granted to each non-employee director such that the fair market value of equity-based awards and the amount of any cash-based awards granted to a non-employee director during any calendar year will not exceed $200,000.

In connection with the 2022 Board Plan, the Board implemented the following procedures for future issuances of stock awards: (i) stock awards are formally approved through a Board or committee resolution; (ii) the terms of each stock award in an award agreement are executed contemporaneously with the grant; (iii) stock awards to non-employee directors are counted towards the $200,000 maximum stated above and measured by the fair market value of those awards as of the grant date set forth in the award agreement; and (iv) an individual has been appointed to ensure the shares of stock are promptly issued pursuant to the award agreement.

Ownership of Equity Securities of the Company

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of May 31, 2023, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding shares of Common Stock, (ii) each NEO and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days after such date upon the exercise of stock options, warrants or convertible securities. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

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For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days after May 31, 2023. For purposes of computing the percentage of outstanding shares of Common Stock held by each person or group of persons, any shares that such person or persons has the right to acquire within 60 days after May 31, 2023 is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

Name and Address of Beneficial Owner(1)	Shares of Common Stock Beneficially Owned	Percentage of Common Stock Outstanding(2)

Ritsaart J.M. van Montfrans	35,579	*

Brendan S. Jones	157,773(3)	*

Michael P. Rama	258,452(4)	*

Aviv Hillo	178,202(5)	*

Harjinder Bhade	53,622	*

Mahidhar (Mahi) Reddy	1,058,107(6)	1.7%

Louis R. Buffalino	35,579	*

Michael D. Farkas	7,902,005(7)	12.4%

Jack Levine	131,641	*

Kenneth R. Marks	47,269	*

Kristina A. Peterson	0	*

Cedric L. Richmond	5,866	*

All directors and executive officers as a group (13 persons)	10,042,625(8)	15.7%

* Less than 1% of the outstanding shares.

(1)	Each person maintains a mailing address at c/o Blink Charging Co., 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139.

(2)	Applicable percentage ownership is based on 62,193,449 shares of Common Stock outstanding as of May 31, 2023.

(3)	Includes 67,962 shares of Common Stock issuable upon the exercise of stock options.

(4)	Includes 151,770 shares of Common Stock issuable upon the exercise of stock options.

(5)	Includes 51,104 shares of Common Stock issuable upon the exercise of stock options.

(6)	Represents (i) 178,104 shares of Common Stock owned directly, (ii) 440,001 shares of Common Stock held by the Mahi Reddy 2021 Family Trust, of which Mr. Reddy is a trustee and has voting and investment power with respect to such shares and (iii) 440,002 shares of Common Stock held by the Seetha J. Anagol 2021 Family Trust, of which Mr. Reddy is a trustee and has voting and investment power with respect to such shares.

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(7)

Represents (i) 2,475,931 shares of Common Stock owned directly, (ii) 4,012,616 shares of Common Stock held by Farkas Group Inc., of which Mr. Farkas is the President and has voting and investment power with respect to such shares, (iii) 81,441 shares of common stock held by Balance Group LLC, of which Mr. Farkas is the managing member and has voting and investment power with respect to such shares, (iv) 7,200 shares of Common Stock held by the Michael D. Farkas Charitable Foundation, of which Mr. Farkas is the trustee and has voting and investment power with respect to such shares, (v) 80 shares of Common Stock held by Farkas Family Irrevocable Trust, of which Mr. Farkas is the trustee and has voting and investment power with respect to such shares, (vi) 15,000 shares of Common Stock held by Mr. Farkas’ minor children, (vii) 163,823 shares of Common Stock issuable upon the exercise of stock options, and (viii) 1,145,914 shares of Common Stock issuable upon the exercise of warrants. For purposes of voting, on an actual basis, Mr. Farkas owns 10.6% of the outstanding shares.

Additionally, Mr. Farkas has a less than 5% ownership interest in Ardour Capital Investments LLC and Ardour Capital Partners LLC, which, to the Company’s knowledge, own 42,771 shares and 14,117 shares of Common Stock, respectively. Mr. Farkas has no voting or investment power with respect to the shares of Common Stock held by the Ardour Capital entities, and their ownership interests are not included in the shares of Common Stock beneficially owned by Mr. Farkas.

Excludes a special performance option exercisable into 475,285 shares, which will vest if our stock price on the NASDAQ exchange reaches and remains on average for a period of 20 consecutive market days at a closing price of $90 per share during the four-year term of the option, as described under “Employment and Management Contracts, Termination of Employment and Change in Control Agreements – Michael D. Farkas Employment Agreement.”

(8)	Includes currently exercisable stock options and warrants to purchase an aggregate of 1,580,573 shares of Common Stock. Mr. Pastrone is included within these totals.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our Board has nominated each of the seven individuals identified below to stand for election at the Annual Meeting.

The Board nominees, current committee involvement and certain other relevant information is set forth below:

Director	Age	Director Since	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee	Environmental, Social and Governance Committee	Government Affairs Committee
Ritsaart J.M. van Montfrans	51	2019	X	X (Chair)			X

Brendan S. Jones	59	2021					X

Aviv Hillo	58	N/A

Mahidhar (Mahi) Reddy	63	2022

Jack Levine	72	2019	X (Chair)	X	X

Kristina A. Peterson	59	2023

Cedric L. Richmond	49	2022				X	X (Chair)

Pursuant to our Bylaws, only our Board will be able to fill any vacancies on the Board until the next succeeding Annual Meeting of Stockholders. Each director’s term continues until the election and qualification of such director’s successor, or such director’s earlier death, resignation or removal. Between successive annual meetings, the Board has the power to appoint one or more additional directors, but not more than half the number of directors fixed at the last stockholder meeting at which directors were elected.

With respect to Proposal 1, you may vote FOR all nominees, WITHHOLD your vote as to all nominees, or FOR all nominees except those specific nominees from whom you WITHHOLD your vote. The nominees receiving the most FOR votes will be elected. A properly executed proxy marked WITHHOLD with respect to the election of one or more directors will not be voted with respect to the director or directors indicated.

Nominees for Election at this Annual Meeting

Set forth below is biographical information for each nominee and a summary of the specific qualifications, attributes, skills and experiences which led our Board to conclude that each nominee should serve on the Board at this time. All of our nominees meet the qualifications and skills of our Board of Directors Corporate Governance Guidelines – Criteria for Director Nomination. There are no family relationships among any of our nominee directors or among any of our nominee directors and our executive officers. Michael D. Farkas, Louis R. Buffalino and Kenneth R. Marks are not standing for reelection to the Board at this Annual Meeting.

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Ritsaart J.M. van Montfrans

Ritsaart J.M. van Montfrans became a member of our Board in December 2019 and was appointed to be Chairman of the Board in May 2023. He is an experienced entrepreneur in Europe. He is currently the Chief Executive Officer of Incision Group, a medtech scale-up in team performance and education, since January 2017, and co-founded and led ScaleUpNation, a growth accelerator for ventures with large scale-up potential, from February 2016 to January 2017, each in Amsterdam, the Netherlands.

In February 2009, Mr. van Montfrans founded NewMotion, which grew to become the leading service provider for electric vehicles in Europe, with the largest network of charging stations. Mr. van Montfrans served as Chief Executive Officer and International Business Development Director of NewMotion until February 2016, shortly before the company was purchased by Royal Dutch Shell. Prior to NewMotion, Mr. van Montfrans was a partner of H2 Equity Partners, an investment firm in Amsterdam, from September 2002 to February 2009, an engagement manager at McKinsey & Co. in Amsterdam from May 1999 to September 2002, and an associate in the mergers and acquisitions group of J.P. Morgan in London. Mr. van Montfrans received a Master of Business Administration degree from the University of Groningen in the Netherlands.

Mr. van Montfrans’ day-to-day operational leadership of NewMotion and in-depth knowledge of the EV charging market and broad range of companies in the industry (with a focus on Western Europe) make him well qualified to be a member of the Board.

Brendan S. Jones

Brendan S. Jones joined our company in April 2020 as the Chief Operating Officer. In February 2021, Mr. Jones was appointed by our Board to be the President and was elected a member of our Board. Effective as of May 1, 2023, Mr. Jones was appointed by our Board to assume the duties and additional position as our Chief Executive Officer. Mr. Jones has more than 30 years of day-to-day operational experience in the EV charging, automotive and alternative energy industries and in-depth knowledge in the areas of EV charging sales, technology and infrastructure development. Prior to joining the Company, he served as the Chief Operating Officer of Electrify America, LLC, the United States-based EV subsidiary of Volkswagen Group AG, from September 2016 to March 2020. Mr. Jones was Electrify America’s first employee and is credited with building Electrify America from its original startup concept into one of the largest ultrafast EV charging companies in the world, establishing strategy, design implementation and management teams at Electrify America, negotiating numerous contracts for charging services with leading carmakers, retail property owners and EV infrastructure companies, and managing the installation and servicing of thousands of charging stations.

Mr. Jones previously served as Vice President - OEM Strategy and Business Development of EVgo, a subsidiary of NRG Energy which operates EV fast charging stations, from March 2014 to September 2016. Prior to these positions, Mr. Jones served in various leadership positions with Nissan North America, Inc., from April 1994 to March 2015. At Nissan, he assumed increasingly senior positions including Director - Electric Vehicle Sales Operations and Infrastructure Development from 2013 to 2015, Director - Chief Marketing Manager EV Model Line from 2011 to 2013, and Senior Manager of the Nissan LEAF Launch Team from 2009 to 2011. Mr. Jones has been a board member of several EV industry groups including the Electric Drive Transportation Association, a trade association that promotes electric drive technologies and infrastructure (2015 and 2016), and the ROEV Association, a collaboration between EV charging network operators and electric vehicle manufacturers to allow drivers to charge at multiple stations using one card (from 2015 to 2017). Mr. Jones received B.A. and M.A. degrees from George Mason University and a professional certificate from Vanderbilt University for completing the accelerated executive leadership development program.

Aviv Hillo

Mr. Hillo has served as our General Counsel since June 2018 and Executive Vice President of Mergers & Acquisitions since May 2022. Prior to joining us, Mr. Hillo practiced law in New York and Israel as a partner in the law firm Schechter Hillo, which he founded in October 2004. Mr. Hillo has also been involved in starting and operating new businesses. He served as Chief Executive Officer of K-Lawyers.com, an internet legal platform, from February 2016 to June 2018, co-founder and general counsel of Ariel Photonics Assembly Ltd., a developer of lasers for defense applications, from September 2007 to September 2015, and in-house counsel at LSL Biotechnologies, Inc., a developer of seeds with long shelf-life qualities, from March 1998 to April 2006. Currently, Mr. Hillo serves on the board of Balance Labs, Inc., a consulting firm that provides business development and consulting services to startup development stage businesses, since February 2017. Mr. Hillo received his law degree from Tel Aviv University in Israel and a Master of Laws degree (Cum Laude) from Fordham University in New York, where he specialized in banking, corporate and finance law. Mr. Hillo is a member of the New York State Bar Association, the Israeli Bar Association and is certified to practice as in-house counsel in Florida. Mr. Hillo is a veteran of the Israeli Defense Forces where he retired as a ranked Major.

Mr. Hillo is well qualified to serve as a member of the Board due to his substantial knowledge and more than 20 years of working experience in corporate controls and governance, corporate litigation and mergers and acquisitions.

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Mahidhar (Mahi) Reddy

Mahidhar (Mahi) Reddy has served as the Chief Executive Officer of SemaConnect, LLC, a Blink subsidiary, since July 2022 and became a member of our Board in July 2022. Mr. Reddy founded SemaConnect, Inc. in October 2007 and served as a director and its Chief Executive Officer until the closing of our acquisition of SemaConnect, Inc. in June 2022. Mr. Reddy co-founded CBay Systems Ltd., a healthcare business process outsourcing company, and served as its Chief Operating Officer and President from August 1998 to September 2008. Mr. Reddy received a B.A. degree from St. Joseph’s College in Bangalore, India.

Mr. Reddy’s expertise in information technology gained through his long tenure as a founder and senior executive in the EV industry and his extensive experience with embedded systems and server side IT make him well qualified to be a member of our Board.

Jack Levine

Jack Levine became a member of our Board in December 2019 where he serves as the Chair of the Audit Committee. He has been the President of Jack Levine, PA, a certified public accounting firm, since 1984. For more than 35 years, he has been advising corporations on financial and accounting matters and serving as an independent director on numerous boards, frequently as head of their audit committees. Since June 2021, Mr. Levine has served as a director, chairman of the audit committee and as a qualified SEC financial expert of Strawberry Fields REIT, Inc., a public company specializing in the acquisition, ownership and triple net leasing of skilled nursing facilities and other post-acute healthcare properties, and EZFill Holdings Inc., a publicly traded app-based mobile-fueling company. In addition, Mr. Levine is currently a director and chairman of the audit committee of SignPath Pharma, Inc., a development-stage biotechnology company, since 2010.

Mr. Levine’s previous board memberships included Provista Diagnostics, Inc., a cancer detection and diagnostics company focused on women’s cancer, from 2011 to 2018 (also serving as chairman of its audit committee); Biscayne Pharmaceuticals, Inc., a biopharmaceutical company discovering and developing novel therapies based on growth hormone-releasing hormone analogs; Grant Life Sciences, a research and development company focused on early detection of cervical cancer, from 2004 to 2008 (also serving as chairman of its audit committee); and Pharmanet, Inc., a global drug development services company providing a comprehensive range of services to pharmaceutical, biotechnology, generic drug and medical device companies, from 1999 to 2007 (also serving as chairman of its audit and other committees). Mr. Levine also served as a director and audit committee chair of Beach Bank, a community bank, from 2000 to 2006, Prairie Fund, a mutual fund, from 2000 to 2006, and Bankers Savings Bank, a community bank, from 1996 to 1998, and was a member of the audit committee of Miami Dade County School Board, the nation’s third largest school system, from 2004 to 2006. Mr. Levine is a certified public accountant licensed by the States of Florida and New York. He also is a member of the National Association of Corporate Directors, Association of Audit Committee Members and American Institute of Certified Public Accountants. Mr. Levine received a B.A. degree from Hunter College of the City University of New York and an M.A. from New York University.

Mr. Levine demonstrates extensive knowledge of complex financial, accounting, tax and operational issues highly relevant to our growing business. Through his decades of service as a board member, he also brings significant working experience in corporate controls and governance.

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Kristina A. Peterson

Kristina A. Peterson became a member of our Board in May 2023. She is currently the Chief Executive Officer of Mayflower Partners, a cleantech financial advisory firm, since 2000. Ms. Peterson has led various solar energy investment companies, serving in senior investment, development, operations and asset management roles at Brookfield Renewable Partners (NYSE: BEP) and Terraform Power (Nasdaq: TERP) from 2015 to 2018, and serving in CEO, CFO and other senior management positions at EDF Renewable Energy, Suntech and Greenwood Energy from 2007 to 2015. Prior to that, she was a project and structured finance investment banker for ABN AMRO Bank and Citibank for ten years in the energy, infrastructure and telecom industries.

Ms. Peterson has served as a Non-Executive Director, Chair of the Remuneration Committee and a member of the Audit Committee of Invinity Energy Systems PLC (LSE: IES), a utility-scale battery energy storage company, since November 2021. She has been the Co-Chair of Women Corporate Directors Foundation, San Diego Chapter, a global group of women corporate board directors since 2016 and has served on the board of Coalition for Green Capital, a non-profit with a mission to halt climate change by accelerating investment in clean energy technologies through creation of a national green bank since 2019. She was a director of Iteros, Inc., an energy management software firm, from 2015 to 2020, Greenwood Energy in 2014, Solar Electric Industry Association from 2011 to 2012, and Gemini Solar Development Company from 2007 to 2010. Ms. Peterson was awarded her MBA in Finance and Marketing from the University of Chicago Booth School of Business and received her B.S. Business Administration from Boston University. She completed additional graduate coursework at MIT Sloan School of Management.

Ms. Peterson’s executive leadership experience in energy, technology, investment finance and banking organizations, and board governance experience makes her well qualified to be a member of the Board.

Cedric L. Richmond

Cedric L. Richmond became a member of our Board in August 2022. He is currently the President of Richmond & Company, LLC, a governmental affairs consulting firm founded in May 2022. Prior to founding Richmond & Company, Mr. Richmond served as a Senior Advisor to the Executive Office of the President of the United States and Director of the White House Office of Public Engagement in the Biden Administration, serving in such positions from January 2021 to May 2022.

Prior to joining the Biden Administration in January 2021, Mr. Richmond served as a Member of the United States House of Representatives, representing Louisiana’s Second District, from January 2011 to January 2021. While serving in the United States House of Representatives, Mr. Richmond served on the Committee on Small Business, the Committee on the Judiciary, the Committee on Homeland Security and the Committee on Ways and Means. Mr. Richmond was also elected as the youngest person to ever serve as the Chair of the Congressional Black Caucus, serving in such position from January 2017 to January 2019. From 2000 to 2010, Mr. Richmond served as a Member of the Louisiana House of Representatives where he represented the 101st District.

Mr. Richmond received a B.A. degree in Business Administration with a concentration in accounting from Morehouse College, a J.D. degree from Tulane University School of Law and is a graduate of Harvard’s John F. Kennedy School of Government Executive Program for Senior Executives in Government. Mr. Richmond has also received honorary doctorate degrees from Southern University and A&M College in Baton Rouge, Louisiana and Xavier University in New Orleans, Louisiana.

Mr. Richmond’s extensive experience in government service, insight into regulatory affairs, and his expertise in governance, oversight and ethics gained through service in the public sector, bring unique and valuable perspective to our Board and make him well qualified to be a member of the Board.

There are no family relationships among any of our directors and executive officers.

THE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE SEVEN NOMINEES NAMED ABOVE. PROXIES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 2

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2018 INCENTIVE COMPENSATION PLAN

Proposal

The Company’s Board unanimously approved an amendment to the Plan on May 10, 2023, subject to stockholder approval, to increase the number of shares of Common Stock reserved for issuance under the Plan by an aggregate of 2,000,000 shares, to a new total of 7,000,000 shares. The proposed amendment is attached hereto as Appendix A.

The proposed increase in the number of shares of Common Stock reserved for issuance under the Plan is for purposes of enabling the continued use of the Plan for stock-based grants consistent with the objectives of our compensation program. The Plan is intended to promote our interests by providing eligible persons in our service with the opportunity to acquire a proprietary or economic interest, or otherwise increase their proprietary or economic interest, in us as an incentive for them to remain in service and render superior performance during their service.

Background and Purpose

In light of recent acquisitions and financing activities by us which increased the total number of outstanding shares of our Common Stock, our Board believed in order to (i) bring the number of authorized shares of Common Stock available for future grant under the Plan into proportion with the recently increased number of outstanding shares and (ii) attract and retain the services of executives and other key employees, it was necessary for us to have the ability and flexibility to provide a compensation package which compares favorably with those offered by other companies and accordingly, voted unanimously to adopt the amendment to the Plan, providing for an additional 2,000,000 authorized, unissued shares of Common Stock available for future grants under the Plan.

We believe that the Plan will be exhausted of shares available for issuance in the future, leaving insufficient shares available for equity grants in future years. By increasing the number of shares authorized for issuance under the Plan by 2,000,000, a total of 2,409,387 shares of Common Stock would be available for issuance. This increase would, in essence, provide us with the flexibility to continue to make stock-based grants in amounts deemed appropriate by our Compensation Committee and Board. We believe that our equity incentive program and grants made under the program are essential to retaining critical personnel and aligning the incentives of our personnel with our stockholders.

Set forth below is a summary of the Plan, but this summary is qualified in its entirety by reference to the full text of the Plan, which has been filed with the SEC, and any stockholder who wishes to obtain a copy of the Plan may do so by written request to Blink Charging Co., 605 Lincoln Road, 5th Floor, Miami Beach, Florida 33139, Attention: Corporate Secretary.

Under the Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Code, or which are not intended to qualify as Incentive Stock Options. In addition, direct grants of stock or restricted stock may be awarded.

The proposed share increase amendment will not be implemented unless approved by our stockholders, and no additional equity awards beyond the existing 5,000,000 shares of Common Stock have been or will be issued under the Plan unless and until stockholder approval of the amended Plan is obtained. If the proposed share increase amendment is not approved by our stockholders, the Plan will remain in effect in its present form.

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Equity Compensation Plan Information

The following table sets forth information as of December 31, 2022 with respect to our Common Stock that may be issued under our incentive compensation plans and other option grants.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders	1,060,535	$24.68	2,769,245
Equity Compensation Plans Not Approved by Security Holders	-	-	-
Total	1,060,535	$24.68	2,769,245

Material Terms and Conditions of the Plan

The following is a summary of the material terms and conditions of our Plan. The summary does not purport to be a complete description of all provisions of our Plan and is qualified in its entirety by the text of the Plan. A copy of the amendment is attached to this Proxy Statement as Appendix A.

Purpose. The primary purpose of the Plan is to attract, motivate, retain and reward the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

Administration. The Plan is generally administered by our Compensation Committee (the “Administrator”). The full Board conducts the general administration of the Plan with respect to awards granted to non-employee directors.

Eligibility. Under the Plan, awards may be granted to employees, officers, directors or consultants, as provided in the Plan. As of the Record Date, approximately 650 individuals would be eligible to participate in the Plan. However, the Company has not at the present time determined who will receive the additional shares that will be authorized for issuance upon the approval of the amendment to increase the number of shares subject to the Plan or how they will be allocated.

Types of Awards. We may grant the following types of awards under the Plan: stock options; restricted stock; dividend equivalents; stock payments; deferred stock; restricted stock units; stock appreciation rights; performance share awards; or other incentive awards.

Stock Options. The Plan authorizes the grant of incentive stock options, as defined under Section 422 of the Code (“ISOs”), and non-qualified stock options. The option exercise price of all stock options granted pursuant to the Plan will not be less than 100% of the fair market value of our Common Stock on the date of grant. Stock options may be exercised as determined by the Administrator, but in no event may an ISO have a term extending beyond the tenth anniversary of the date of grant. ISOs granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of our stock, however, will have an exercise price that is not less than 110% of the fair market value of our Common Stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The aggregate fair market value of the shares with respect to which options intended to be ISOs are exercisable for the first time by an employee in any calendar year may not exceed $100,000, or such other amount as the Code provides.

Restricted Stock. A restricted stock award is the grant of shares of our Common Stock at a price determined by the Administrator that may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing service to us or any of our subsidiaries or affiliates or achieving performance goals. During the period of restriction, all shares of restricted stock will be subject to restrictions and vesting requirements, which will lapse in accordance with a schedule or other conditions determined by the Administrator. Restricted stock is nontransferable and may not be sold or encumbered until all restrictions are terminated or expire.

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Dividend Equivalents. Dividend equivalents may be granted pursuant to the Plan, except that no dividend equivalents may be payable with respect to options or stock appreciation rights awarded pursuant to the Plan. A dividend equivalent is the right to receive the equivalent value of dividends paid on shares. If granted, they are credited as of dividend payment dates occurring between the date an award is granted and the date it vests, is exercised, is distributed or expires, as determined by the Administrator. Dividend equivalents may be converted to cash or additional shares of our Common Stock subject to limitations as may be determined by the Administrator.

Stock Payments. A stock payment is a payment in the form of shares of our Common Stock or an option or other right to purchase shares, as part of a bonus, deferred compensation or other arrangement. The number or value of shares of any stock payment is determined by the Administrator and may be based on the achievement of performance criteria or other specific criteria determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a stock payment which is subject to a vesting schedule or other conditions will not be issued until those conditions have been satisfied. Stock payments may, but are not required to, be made in lieu of cash compensation otherwise payable to any individual who is eligible to receive awards.

Deferred Stock. Deferred stock is a right to receive shares of our Common Stock in the future. The number of shares of any deferred stock award is determined by the Administrator and may be based on the achievement of performance or other specific criteria on a specified date or dates or over any period or periods determined by the Administrator. Except as otherwise determined by the Administrator, shares underlying a deferred stock award which is subject to a vesting schedule or other conditions set by the Administrator will not be issued until those conditions have been satisfied. Deferred stock may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Restricted Stock Units. A restricted stock unit provides for the issuance of our Common Stock at a future date upon the satisfaction of specific conditions. The Administrator will specify in an award agreement the dates or conditions under which the restricted stock units will become fully vested and non-forfeitable, and may specify other conditions to vesting as it deems appropriate. The Administrator will also specify, or permit the holder to elect, the conditions and dates upon which the shares underlying the restricted stock units will be issued, which may not be earlier than the date as of which the restricted stock units vest and which conditions and dates will be subject to compliance with Section 409A of the Code. Restricted stock units may be paid in cash, shares or both, as determined by the Administrator. On the distribution dates, we will transfer to the participant one unrestricted, fully transferable share of our Common Stock (or the fair market value of one share in cash) for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Administrator may specify in the award agreement a purchase price to be paid by the participant for such shares of our Common Stock. Restricted stock units may constitute or provide for a deferral of compensation, subject to Section 409A of the Code and there may be certain tax consequences if the requirements of Section 409A of the Code are not met.

Stock Appreciation Rights. A stock appreciation right (“SAR”) entitles its holder, upon exercise, to receive from us an amount equal to the difference between the exercise price of the SAR and the fair market value of a share of our Common Stock on the exercise date, multiplied by the number of shares with respect to which the SAR is being exercised, subject to any limitations imposed by the Administrator. The exercise price per share is set by the Administrator, but may not be less than 100% of the fair market value on the date the SAR is granted. The Administrator also determines the vesting period of the SAR. Stock appreciation rights may be exercised as determined by the Administrator but may not have a term extending beyond the date that is ten years and one day after the date of grant. Payment of a SAR may be in cash, shares or a combination of both, as determined by the Administrator. The Plan prohibits, without stockholder approval: (i) the amendment of SARs to reduce the exercise price, and (ii) the replacement of a SAR with cash or any other award when the price per share of the SAR exceeds the fair market value of the underlying shares.

Performance Share Awards. Performance share awards are rights to receive a number of shares of Common Stock or the cash value of such shares based on the attainment of specified performance goals or other criteria determined by the Administrator.

Other Incentive Awards. Other incentive awards are awards other than those enumerated in this summary that are denominated in, linked to or derived from shares of our Common Stock or value metrics related to our shares, and may remain forfeitable unless and until specified conditions are met.

New Plan Benefits

The amount of future grants under the Plan is not determinable, as awards under the Plan will be granted at the discretion of the Administrator or the Board as described above. We cannot determine at this time either the persons who will receive awards under the Plan or the amount or types of any such awards.

Amendment and Termination

The Board may amend, alter, suspend, discontinue or terminate the Plan, or the Compensation Committee’s authority to grant awards under the Plan, without the consent stockholders or participants of the Plan, except that any amendment or alteration of the Plan shall be subject to stockholder approval not later than the next annual meeting following such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Company’s Common Stock may then be listed or quoted.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

APPROVAL OF THE AMENDMENT TO THE COMPANY’S 2018 INCENTIVE COMPENSATION PLAN.

PROXIES WILL BE VOTED “FOR” APPROVAL UNLESS OTHERWISE SPECIFIED.

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PROPOSAL 3

RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Marcum LLP as our independent registered public accounting firm for the year ending December 31, 2023, and the Board has directed that management submit this selection for ratification by the stockholders at our 2023 Annual Meeting. Marcum has served as our independent registered public accounting firm and has audited our financial statements since 2014. The Audit Committee periodically considers whether there should be a rotation of our independent registered public accountants. The members of the Audit Committee believe that the continued retention of Marcum as our independent registered public accountants is in the best interests of the Company.

Stockholder ratification of the appointment of Marcum as our independent registered public accounting firm is not required. The Board is submitting the selection of Marcum to the stockholders for ratification because we believe it is a matter of good corporate governance practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Marcum, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our best interests and that of our stockholders.

Representatives of Marcum are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders. Fees for professional services provided by our independent auditors in each of the last two fiscal years, in each of the following categories, are as follows:

	Year Ended December 31, 2022	Year Ended December 31, 2021
Audit fees(1)	$1,641,201	$679,561
Audit-related fees(2)	-	-
Tax fees(3)	-	-
All other fees(4)	-	-
Total	$1,641,201	$679,561

(1)	Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements including fees related to compliance with the Sarbanes-Oxley Act of 2002, review of our quarterly consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided in connection with statutory and regulatory filings or engagements, consultations in connection with acquisitions and issuances of auditor consents and comfort letters in connection with SEC registration statements.

(2)	Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

(3)	Tax fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning (domestic and international). These services include assistance regarding federal, state and international tax compliance, acquisitions and international tax planning.

(4)	All other fees consist of fees for products and services other than the services reported above.

Pre-Approval Policies

All audit and non-audit services provided by our independent registered public accounting firm must be pre-approved by the Audit Committee. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The Audit Committee uses the following procedures in pre-approving all audit and non-audit services provided by our independent registered public accounting firm. At or before the first meeting of the Audit Committee each year, the Audit Committee is presented with a detailed listing of the individual audit and non-audit services and fees (separately describing audit-related services, tax services and other services) expected to be provided by our independent registered public accounting firm during the year. Quarterly, the Audit Committee is presented with an update of any new audit and non-audit services to be provided. The Audit Committee reviews the quarterly update and approves the services outlined therein if such services are acceptable to the Audit Committee.

Approval Requirements

Under Nevada law and our Bylaws, if a quorum is present, this matter will be approved if the number of votes cast in favor of the matter exceeds the number of votes cast in opposition to the matter. Abstentions are not considered votes cast and will have no effect on the outcome of Proposal 3. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on Proposal 3. If a broker does not exercise this authority, such broker non-votes will have no effect on the outcome of Proposal 3.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM.

PROXIES WILL BE VOTED “FOR” RATIFICATION UNLESS OTHERWISE SPECIFIED.

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AUDIT COMMITTEE REPORT

The members of the Audit Committee from January 1, 2022 to December 31, 2022 were Messrs. Levine, van Montfrans and Marks. Ms. Perez-Carlton served on the Audit Committee from January 1, 2022 to July 11, 2022. The Audit Committee met six times during the fiscal year ended December 31, 2022. The Audit Committee is responsible for the appointment of the independent registered public accounting firm for each fiscal year and confirming the independence of the independent registered public accounting firm. It is also responsible for: reviewing and approving the scope of the planned audit, the results of the audit and the independent registered public accounting firm’s compensation for performing such audit; reviewing the Company’s audited financial statements; and reviewing and approving the Company’s internal accounting controls and disclosure procedures.

The Company’s independent registered public accounting firm is responsible for auditing the financial statements, as well as auditing the Company’s internal controls over financial reporting. The activities of the Audit Committee are in no way designed to supersede or to alter those traditional responsibilities. The Audit Committee’s role does not provide any special assurances with regard to the Company’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.

In connection with the audit of the Company’s financial statements for the year ended December 31, 2022, the Audit Committee met with representatives from Marcum LLP, the Company’s independent registered public accounting firm, and the Company’s internal auditors. The Audit Committee reviewed and discussed with Marcum LLP and the Company’s internal auditors, the Company’s financial management and financial structure, as well as the matters relating to the audit required by the Public Company Accounting Oversight Board Auditing Standard.

The Audit Committee and Marcum LLP also discussed Marcum LLP’s independence. In December 2022, the Audit Committee received from Marcum LLP the written disclosures and the letter regarding Marcum LLP’s independence required by Public Company Accounting Oversight Board Rule 3526.

In addition, the Audit Committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2022, as well as management’s assessment of internal controls over financial reporting.

Based upon the review and discussions described above, the Audit Committee recommended to the Board, and the Board approved, that the Company’s financial statements audited by Marcum LLP, as well as the audit of the Company’s internal controls over financial reporting be included in the Company’s Annual Report.

AUDIT COMMITTEE

Jack Levine, Chairman

Ritsaart J.M. van Montfrans

Kenneth R. Marks

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COMPENSATION COMMITTEE REPORT

The compensation of the Chief Executive Officer of the Company is determined by the Compensation Committee. Such Committee’s determinations regarding such compensation are based on a number of factors including, in order of importance:

●	Consideration of the operating and financial performance of the Company, primarily its income before income taxes;
●	Attainment of a level of compensation designed to retain a superior executive in a highly competitive environment; and
●	Consideration of the individual’s overall contribution to the Company.

In consultation with the Chief Executive Officer of the Company, the Compensation Committee develops guidelines and reviews the compensation and performance of the other executive officers of the Company, and sets the compensation of the executive officers of the Company and/or any management fees paid by the Company for executive services when needed. In addition, the Compensation Committee makes recommendations to the Board with respect to incentive-compensation plans and equity-based plans, establishes criteria for the granting of options in accordance with such criteria and administers such plans. The Compensation Committee reviews major organizational and staffing matters. With respect to director compensation, the Compensation Committee designs a director compensation package of a reasonable total value based on comparisons with similar firms and aligned with long-term shareholder interests. Finally, the Compensation Committee reviews director compensation levels and practices, and may recommend, from time to time, changes in such compensation levels and practices to the Board, with equity ownership in the Company encouraged. The Compensation Committee’s charter provides that the Compensation Committee shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

Ritsaart J.M. van Montfrans, Chairman

Louis R. Buffalino

Jack Levine

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Stockholder Proposals and Director Nominations

Stockholders are entitled to submit proposals on matters appropriate for stockholder action, consistent with SEC regulations. Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement for consideration at the following annual meeting of stockholders (after the one referenced herein) by submitting their proposals to the Company in a timely manner. These proposals must meet the stockholders eligibility and other requirements of the SEC. In order for stockholder proposals for the 2024 Annual Meeting of Stockholders to be eligible for inclusion in our Proxy Statement, they must be received by our Corporate Secretary at our principal executive offices not later than February 15, 2024.

Under SEC rules, if the Company does not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then the Company will be permitted to use its discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement. In connection with the 2024 Annual Meeting of Stockholders, if the Company does not have notice of a stockholder proposal on or before April 30, 2024, the Company will be permitted to use its discretionary voting authority as outlined above.

In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 25, 2024 (the 60th day prior to the first anniversary of the annual meeting for the preceding year’s annual meeting).

Appraisal Rights

The Company’s stockholders do not have appraisal rights under Nevada law or under the governing documents of the Company with respect to the matters to be voted upon at the Annual Meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers and banks) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” is also permissible under the Nevada Revised Statutes and potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of banks and brokers with account holders who are our stockholders will be householding our proxy materials. A single Notice of Annual Meeting of Stockholders or Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or bank that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement and Annual Report, please notify your broker or bank. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker or bank.

No Incorporation by Reference

References to our website are not intended to function as a hyperlink and the information contained on our website is not intended to be part of this Proxy Statement. Information on our website, other than our Proxy Statement, Notice of Annual Meeting of Stockholders and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Disclaimer

This Proxy Statement may contain statements regarding future individual and Company performance targets and Company performance goals. These targets and Company performance goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

Other Matters

The Board knows of no matters other than those listed in this Proxy Statement that are likely to be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

By Order of the Board of Directors,

Ritsaart J.M. van Montfrans
Chairman

Miami Beach, Florida

June 14, 2023

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APPENDIX A

AMENDMENT TO THE 2018 INCENTIVE COMPENSATION PLAN

Section 4(a) shall be amended and restated in its entirety to read as follows:

“4. Shares Subject to Plan.

(a) Limitation on Overall Number of Shares Available for Delivery Under Plan. Subject to adjustment as provided in Section 10(c) hereof, the total number of Shares initially reserved and available for delivery under the Plan shall be 7,000,000, all of which may be Incentive Stock Options. Any Shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares.”

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